                                                                     EXHIBIT 3.2

================================================================================


                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                         PETRO STOPPING CENTERS, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP

                                 BY AND AMONG

                                  PETRO, INC.


                            PETRO HOLDINGS GP CORP.


                                      AND

                            JAMES A. CARDWELL, SR.


                            JAMES A. CARDWELL, JR.


                                JAJCO II, INC.


                            PETRO HOLDINGS LP CORP.


                             MOBIL LONG HAUL INC.


                             KIRSCHNER INVESTMENTS


                         DATED AS OF JANUARY 30, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I       DEFINITIONS...............................................     3
     1.1        Definitions...............................................     3
     1.2        Interpretation............................................    30

ARTICLE II      GENERAL PROVISIONS........................................    31
     2.1        Partnership Name..........................................    31
     2.2        Purpose...................................................    31
     2.3        Principal Place of Business...............................    31
     2.4        Term......................................................    32
     2.5        Filings...................................................    32
                2.5.1   Status............................................    32
                2.5.2   Dissolution.......................................    32
     2.6        Limited Partner Powers....................................    32
     2.7        Specific Authorization of Documents.......................    33
     2.8        Admission.................................................    33

ARTICLE III     CAPITAL...................................................    34
     3.1        Capital Contributions.....................................    34
                3.1.1   General...........................................    34
                3.1.2   Intentionally Deleted.............................    34
                3.1.3   Capital Calls.....................................    34
                3.1.4   Pre-Emptive Rights................................    35
     3.2        Other Matters.............................................    36
                3.2.1   No Return of Capital..............................    36
                3.2.2   No General Partner Liability......................    36
                3.2.3   No Limited Partner Liability......................    36
                3.2.4   Kirschner Partner Conversion......................    36
     3.3        704(c) Distributions......................................    37
     3.4        Priority of Expenditures..................................    38
                3.4.1   First Priority....................................    38
                3.4.2   Second Priority...................................    38
                3.4.3   Third Priority....................................    38
                3.4.4   Fourth Priority...................................    38
                3.4.5   Fifth Priority....................................    38

ARTICLE IV      ALLOCATIONS...............................................    38
     4.1        Profits...................................................    39
                4.1.1   To Losses.........................................    39
                4.1.2   To Preferred......................................    39
                4.1.3   To Common.........................................    39
     4.2        Losses....................................................    39
                4.2.1   To Common.........................................    39
                4.2.2   To Profits........................................    39
                4.2.3   To Common Unrecovered Capital.....................    40
                4.2.4   To Preferred......................................    40
                4.2.5   Residual..........................................    40
                4.2.6   Limit.............................................    40
     4.3        Special Allocations.......................................    40
                4.3.1   Minimum Gain Chargeback...........................    40
                4.3.2   Partner Nonrecourse Debt Minimum Gain
                        Chargeback........................................    41

                                                                            Page
                                                                            ----
                4.3.3   Qualified Income Offset...........................    42
                4.3.4   Basis Adjustments.................................    43
                4.3.5   Nonrecourse Deductions............................    44
                4.3.6   Partner Nonrecourse Deductions....................    44
                4.3.7   Allocation of Self-Charged Interest...............    44
                4.3.8   Sharing of Excess Nonrecourse
                        Liabilities.......................................    44
     4.4        Other Allocation Rules....................................    44
                4.4.1   Positive Basis Partners...........................    44
                4.4.2   Timing............................................    45
                4.4.3   Method............................................    45
     4.5        Tax Allocations: Code Section 704(c)......................    45
                4.5.1   Section 704(c)....................................    45
                4.5.2   Election..........................................    46
     4.6        Tax Matters Partner.......................................    46
                4.6.1   Appointment.......................................    46
                4.6.2   Elections.........................................    47
                4.6.3   Miscellaneous.....................................    47
                4.6.4   Reimbursement.....................................    48

ARTICLE V       DISTRIBUTIONS.............................................    48
     5.1        Distributions.............................................    48
                5.1.1   Authority.........................................    48
                5.1.2   Priority..........................................    48
                5.1.3   Adjustment........................................    49
     5.2        Minimum Tax Distributions.................................    50
     5.3        Distribution to Limited Partners..........................    51
     5.4        Redemption of Preferred Partnership Interests.............    52
     5.5        Limitation of Distributions...............................    52

ARTICLE VI      MANAGEMENT................................................    53
     6.1        Board of Directors........................................    53
                6.1.1   Authority.........................................    53
                6.1.2   Limitations on Authority..........................    55
                6.1.3   Duties and Obligations............................    55
                6.1.4   Composition.......................................    56
                6.1.5   Term; Vacancies...................................    57
                6.1.6   Voting............................................    58
                6.1.7   Deadlock..........................................    58
     6.2        Executive Committee.......................................    58
                6.2.1   Authority.........................................    58
                6.2.2   Composition.......................................    59
                6.2.3   Voting............................................    60
     6.3        Operating Committee.......................................    60
                6.3.1   Authority.........................................    60
                6.3.2   Composition.......................................    60
     6.4        Officers..................................................    60
                6.4.1   Chairman..........................................    61
                6.4.2   Chief Executive Officer...........................    61
                6.4.3   President.........................................    61

                                     (ii)

                                                                            Page
                                                                            ----
                6.4.4   Executive Vice President and Chief
                        Financial Officer.................................    62
                6.4.5   Senior Vice President of Strategic
                        Planning and Development..........................    62
                6.4.6   Senior Vice President of Operations...............    62
                6.4.7   Vice President of Real Estate Services............    63
                6.4.8   Secretary.........................................    63
                6.4.9   Limitation........................................    63
                6.4.10  Authority Generally...............................    64
     6.5        Modifications to Control..................................    64
                6.5.1   Loan Default......................................    64
                6.5.2   EBITDA Control Remedy A...........................    64
                6.5.3   EBITDA Control Remedy B...........................    64
                6.5.4   Control Remedy C..................................    65
                6.5.5   No Limitation.....................................    65
     6.6        Major Decisions...........................................    66
                6.6.1   In General........................................    66
                6.6.2   Partner Veto Rights...............................    67
                6.6.3   Additional Limitations on Actions of
                        the Partnership...................................    67
                6.6.4   Voting............................................    68
     6.7        Right to Rely on Chairman or Secretary....................    68
     6.8        Meetings and Approval Requirements of Board of
                Directors and Committees..................................    69
                6.8.1   Regular Meetings..................................    69
                6.8.2   Special Meetings..................................    69
                6.8.3   Telephonic Meetings...............................    69
                6.8.4   Notices...........................................    69
                6.8.5   Quorum............................................    70
                6.8.6   Approval Requirements.............................    70
                6.8.7   Written Consents..................................    70

ARTICLE VII     LIABILITY AND INDEMNIFICATION.............................    71
     7.1        General...................................................    71
     7.2        Intentionally Deleted.....................................    72
     7.3        Indemnification by Petro Partners.........................    72
     7.4        Survival..................................................    72
     7.5        Indemnification Procedures................................    72
                7.5.1   Notice............................................    72
                7.5.2   Reimbursement.....................................    73
                7.5.3   Defense by Indemnifying Parties...................    73
                7.5.4   Defense by Indemnified Person.....................    74
                7.5.5   Fees and Expenses.................................    75
                7.5.6   Periodic Payments.................................    76
                7.5.7   Intentionally Deleted.............................    77
                7.5.8   Insurance.........................................    77
     7.6        Liabilities in Exhibit D of the Participation
                Agreement and Obligations.................................    78
     7.7        No Personal Liability for Indemnification.................    79

                                     (iii)

                                                                            Page
                                                                            ----
ARTICLE VIII    AMENDMENTS................................................    79
     8.1        Amendments................................................    79

ARTICLE IX      ADMISSIONS; EXITS AND TRANSFERS...........................    80
     9.1        Admission of Additional Limited Partners..................    80
     9.2        Restriction on Transfers by Partners......................    80
                9.2.1   General...........................................    80
                9.2.2   Chartwell Transfers...............................    81
                9.2.3   Cardwell Buy-Sell.................................    83
                9.2.4   General Right of First Refusal....................    88
                9.2.5   Transfers to Affiliates...........................    91
                9.2.6   Rights Upon Transfer..............................    92
                9.2.7   Change of Control Restriction.....................    92
     9.3        Rights of Unadmitted Assignees............................    93
     9.4        Distributions and Allocations in Respect to
                Transferred Interests.....................................    94
     9.5        Employee Common Partnership Appreciation
                Rights....................................................    94
     9.6        Termination of the Partnership............................    95

ARTICLE X       DISSOLUTION AND WINDING UP................................    95
     10.1       No Termination............................................    95
     10.2       Events of Dissolution.....................................    95
                10.2.1  Expiration........................................    96
                10.2.2  Executive Committee...............................    96
                10.2.3  Impossibility.....................................    96
                10.2.4  General Partner Withdrawal........................    96
                10.2.5  Consent...........................................    96
                10.2.6  Judicial Dissolution..............................    97
     10.3       Winding Up................................................    97
                10.3.1  To Creditors......................................    97
                10.3.2  To Partners.......................................    97

ARTICLE XI      NONCOMPETITION AGREEMENT..................................    98
     11.1       Covenant Not to Compete...................................    98
                11.1.1  Chartwell and Cardwell............................    98
                11.1.2  Mobil.............................................    99
                11.1.3  Kirschner Non-Compete.............................   100
                11.1.4  Reformation.......................................   101
     11.2       Ownership in Publicly Traded Corporation..................   101

ARTICLE XII     CONVERSION TO CORPORATION.................................   102
     12.1       Conversion to Corporation for Public Offering.............   102
                12.1.1  Chartwell Partners Demand.........................   102
                12.1.2  Opinion...........................................   102
                12.1.3  Plan..............................................   103
                12.1.4  Alternative Structures............................   104
                12.1.5  Partner Securities Exchange.......................   104
                12.1.6  Objection.........................................   105
                12.1.7  Purchase..........................................   106

                                     (iv)

                                                                            Page
                                                                            ----
                12.1.8  Security..........................................   106
                12.1.9  Assistance........................................   107
                12.1.10 Conversion Price..................................   107
     12.2       Registration Rights.......................................   108
                12.2.1  Application.......................................   108
                12.2.2  Piggyback Registration Rights.....................   108
                12.2.3  Demand Registration Rights........................   112
                12.2.4  Registration Procedures...........................   115
                12.2.5  Restrictions on Public Sale.......................   119
                12.2.6  Registration Expenses.............................   120
                12.2.7  Indemnification...................................   120
                12.2.8  Rule 144..........................................   123
                12.2.9  Participation in Underwritten Registrations.......   124

ARTICLE XIII    MISCELLANEOUS.............................................   124
     13.1       Financial Reports.........................................   125
     13.2       Binding Effect............................................   125
     13.3       Severability..............................................   125
     13.4       Governing Law.............................................   125
     13.5       Not for Benefit of Creditors..............................   125
     13.6       Counterpart Execution.....................................   126
     13.7       Sole and Absolute Discretion..............................   126
     13.8       FIRPTA....................................................   126
     13.9       Certificates..............................................   128


                                   SCHEDULES
                                   ---------

Schedule A    -    Capital Contributions and Sharing Percentages of the Partners
Schedule 2.6  -    Affiliated Agreements


                                      (v)

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                         PETRO STOPPING CENTERS, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP
                        ------------------------------


     THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is entered into and shall be effective as of the 30th day of January, 1997 (the "Effective Date"), by and among Petro, Inc., a Texas corporation, as a General Partner and as a Limited Partner ("Petro"), Petro Holdings GP Corp., a Delaware corporation, as a General Partner ("Holdings GP"), and James A. Cardwell, Sr. ("Cardwell, Sr."), James A. Cardwell, Jr. ("Cardwell, Jr."), JAJCO II, Inc., a Delaware corporation ("JAJCO II" and together with Cardwell, Sr., Cardwell, Jr. and Petro, the "Cardwell Partners"), Petro Holdings LP Corp., a Delaware corporation ("Holdings LP"), Mobil Long Haul Inc., a Delaware corporation ("Mobil") and Kirschner Investments, a Pennsylvania general partnership ("Kirschner"), as Limited Partners, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, with reference to the following recitals and on the terms and conditions set forth in this Agreement.

                                   RECITALS
                                   --------

     A. On or about April 13, 1992, Roadside and Petro, as general partners, and Cardwell, Jr., as a limited partner, formed Petro PSC Properties, L.P., a Delaware limited partnership, pursuant to the Limited Partnership Agreement of the Partnership dated April 13, 1992 (the "Original Agreement").

     B. Effective as of April 30, 1992, Roadside and Petro, as general partners, and Fremont, Cardwell, Sr., Cardwell, Jr. and

JAJCO II, as limited partners, amended and restated the Original Agreement by entering into an Amended and Restated Limited Partnership Agreement of the Partnership (the "First Amended Agreement"), together with Texas JIMCO, Inc., a Texas corporation ("JIMCO"), JAJCO, Inc., an Ohio corporation ("JAJCO"), and Arcadian Management Corporation, a Colorado corporation ("Arcadian"). The First Amended Agreement was amended as of July 1, 1992, pursuant to an Amendment No. 1 to the Amended and Restated Limited Partnership Agreement of the Partnership. The First Amended Agreement was further amended as of September 29, 1992, pursuant to an Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of the Partnership. Effective as of January 1, 1994, the First Amended Agreement was further amended pursuant to an Amendment No. 3 to the Amended and Restated Limited Partnership Agreement of the Partnership.
Effective as of December 31, 1994, the First Amended Agreement was amended and restated pursuant to a Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Second Amended Agreement"). Effective as of April 12, 1996, and pursuant to a Partnership Interest Purchase and Sale Agreement dated April 12, 1996 and Consent and Waiver Agreement dated April 1, 1996, Fremont Investors, Inc. transferred a .08% percentage interest in the Partnership to Roadside and simultaneously such interest was converted from a limited partner interest to a general partner interest in the Partnership; and, in addition, after the foregoing transfer, Fremont sold and transferred to Sequoia the remaining 44.17% percentage interest in the Partnership as a limited partner interest in the Partnership. Subsequent to the foregoing transfers, Roadside owned a 1% general partner interest in the Partnership and Sequoia owned a 44.17% limited partner interest in the Partnership.

     C. Pursuant to an Interest Purchase Agreement dated as of October 18, 1996 as supplemented, as the same may be amended, by and among Holdings GP, Holdings LP, Mobil, Roadside, Sequoia and the Partnership (the "Interest Purchase Agreement"), Roadside has sold 100% of its general partner interest in the Partnership to Holdings GP and Sequoia has sold 100% of its limited partner interests in the Partnership to Mobil and Holdings LP.

     D. The Partners desire to amend and restate the Second Amended Agreement in its entirety to reflect (i) the sale and transfer of the interests in the Partnership of each of Roadside and Sequoia to Mobil, Holdings GP and Holdings LP, (ii) the continuation of the business of the Partnership, (iii) the Sharing Percentages of the Partners as a result of events described herein and (iv) such other matters as are contained herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby amend and restate in its entirety the Second Amended Agreement and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
     1.1   Definitions.  As used in this Agreement, the following terms have the
           -----------
following meanings:

           1.1.1   "Act" means the Delaware Revised Uniform Limited Partnership
                    ---
Act, as set forth in Title 6, Chapter 17 of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).

           1.1.2   "Adjusted Capital Account Balance" means, with respect to any
                   --------------------------------
Partner, the balance in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                   (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                   (b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

     The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

           1.1.3   "Adjusted Capital Account Deficit" shall mean, with respect
                    --------------------------------
to any Partner, a deficit (if any) in such Partner's Adjusted Capital Account Balance.

           1.1.4   "Advice" has the meaning set forth in Section 12.2.4.
                    ------

           1.1.5   "Affiliate" means, when used with reference to a specified
                    ---------
Person,

                   (a) any Person that directly or indirectly controls, is controlled by or is under common control with the specified Person, or

                   (b) any Person that is a responsible employee of, an officer of, a general partner in or a trustee of, or serves in a similar capacity with respect to, the specified Person or any Person specified in clause (a) or of which the specified Person or any Person described in clause (a) is a responsible employee, officer, general partner or trustee, or with respect to which the specified Person or any Person described in clause (a) serves in a similar capacity. In the case of a Person who is an individual, Affiliate shall include (x) any member of the immediate family of such Person, including the spouse and lineal descendants and their spouses, of such immediate family member, (y) any trust whose principal beneficiary is such Person or one or more members of such immediate family, and (z) any Person controlled by such individual's immediate family or any such trust. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     The First National Bank of Boston, Canadian Imperial Bank of Commerce and their respective Affiliates shall not be deemed Affiliates of the Partnership or the Chartwell Partners for any purposes of this Agreement.

           1.1.6   "Agents" has the meaning set forth in Section 12.1.9.
                    ------

           1.1.7  "Agreement" or "Partnership Agreement" means this Third
                   ---------      ---------------------
Amended and Restated Agreement of Limited Partnership, as amended from time to time.

           1.1.8    "Amended and Restated Credit Agreement" means the Amended
                     -------------------------------------
and Restated Credit Agreement dated as of January 30, 1997, among the Partnership, The First National Bank of Boston, as agent, and the lenders signatory thereto.

           1.1.9    "Applicable Tax Rate" means a tax rate used for computing
                     -------------------
Minimum Tax Distributions consisting of the sum of (i) the greater of the individual or corporate maximum marginal income tax rate for federal income tax purposes, plus (ii) a reasonable overall state and local income tax rate established from time to time by the Executive Committee.

           1.1.10  "Arcadian" means Arcadian Management Corporation, a Colorado
                    --------
corporation.

           1.1.11  "Article" means an Article of this Agreement.
                    -------

           1.1.12   "Available Cash" means, for a Fiscal Year or quarter, all
                     --------------
cash receipts of the Partnership during such period from all sources (including amounts received as a result of any sale, exchange or other disposition, of all or part of any Partnership asset; cash on hand at the beginning of such period to the extent not held in reserves; proceeds of a financing or refinancing giving rise to distributable net proceeds, recovery of a damage award or insurance proceeds and any net reduction in the amount of reserves) less:
                                                                    ----
capital expenditures, repair or replacement of improvements, fixtures or equipment; amounts used to pay or establish reserves for all Partnership expenses and fees;

Minimum Tax Distributions; debt payments including principal, premium and interest, fees and expenses; maintenance capital improvements and contingencies; and in the case of each such deduction, to the extent not funded by Capital Contributions.

           1.1.13  "Bechtel Partners" means Roadside and Sequoia.
                    ----------------

           1.1.14   "Board of Directors" has the meaning set forth in Section
                     ------------------
6.1 prior to the consummation of an IPO Incorporation, and thereafter means the Board of Directors of the Corporation.

           1.1.15   "Book Depreciation" means for each Fiscal Year or part
                     -----------------
thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Book Depreciation shall be an amount which bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted basis.

           1.1.16  "Book Value" shall mean the Gross Asset Value computed for
                    ----------
purposes of maintaining Capital Accounts hereunder.  References to "Book
                                                                    ----
Purposes" shall be similarly interpreted.
--------

           1.1.17  "Business Day" means any day other than a Saturday, Sunday or
                    ------------
a day on which national banking associations in the State of New York are closed.

           1.1.18  "Buy Option" has the meaning set forth in Section 9.2.3.
                    ----------

           1.1.19  "Capital Account" means, with respect to any Partner, the
                    ---------------
Capital Account maintained for such Partner in accordance with the following provisions:

                   (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Article IV, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner;

                   (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement (other than Section 704(c) Distributions), such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
4.3 or Section 4.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

                   (c) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest in accordance with Section 9.4 hereof; and

                   (d) In determining the amount of any liability for purposes of subparagraph (a) and (b) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

     The Capital Accounts of the Partners as of the Effective Date shall be equal to the Capital Contributions of a Partner as of the Effective Date. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Executive Committee determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Executive Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner upon the dissolution of the Partnership. The Executive Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the General Partners and the Limited Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

           1.1.20  "Capital Contributions" means, with respect to any General
                    ---------------------
Partner or Limited Partner, the amount of money and the Gross Asset Value of any property (other than money) contributed or deemed contributed to the Partnership with respect to the interest in the Partnership held by such Partner pursuant to Article III. Capital Contributions shall be designated as "Preferred Capital Contributions" or "Ordinary Capital Contributions," as listed on Schedule A hereto. The Capital Contributions of
                             ----------
the Partners as of the Effective Date are set forth on the initial Schedule A.
                                                                   ----------

           1.1.21  "Capital Partners" shall mean all Partners that have
                    ----------------
contributed capital to the Partnership.

           1.1.22  "Cardwell Buy Price" has the meaning set forth in Section
                    ------------------
9.2.

           1.1.23  "Cardwell Buy-Sell Notice" has the meaning set forth in
                    ------------------------
Section 9.2.

           1.1.24  "Cardwell, Jr." means James A. Cardwell, Jr.
                    -------------

           1.1.25  "Cardwell Partners" means Petro, JAJCO II, Cardwell, Sr. and
                    -----------------
Cardwell, Jr.

           1.1.26  "Cardwell, Sr." means James A. Cardwell, Sr.
                    -------------

           1.1.27  "Cardwell, Sr. Employment Agreement" means the Employment
                    ----------------------------------
Agreement dated as of the date hereof by and between Cardwell, Sr. and the Partnership.

           1.1.28  "Certificate" has the meaning set forth in Section 2.4.
                    -----------

           1.1.29  "Chairman" has the meaning set forth in Section 6.4.
                    --------

           1.1.30  "Chartwell Partners" means Holdings GP and Holdings LP.
                    ------------------

           1.1.31  "Code" means the United States Internal Revenue Code of 1986,
                    ----
as amended from time to time (or any corresponding provisions of succeeding law).

           1.1.32  "Commission" shall mean the Securities and Exchange
                    ----------
Commission.

           1.1.33  "Common Partnership Interests" shall mean the partnership
                    ----------------------------
interests owned by the Partners listed on Schedule A in respect of their
                                          ----------
Ordinary Capital Contributions.

           1.1.34  "Common Stock" has the meaning set forth in Section 12.1.3.
                    ------------

           1.1.35  "Control Remedy A" means that the Board of Directors shall
                    ----------------
review the limits of authority of the various committees and officers of the Partnership and may change the same (other than the authority of the Chief Executive Officer).

           1.1.36  "Control Remedy B" means that the Board of Directors shall
                    ----------------
have the right to require the replacement of any management personnel, including but not limited to the Chief Executive Officer, but excluding the Chairman.

           1.1.37  "Control Remedy C" means that (i) each member of the Board of
                    ----------------
Directors and Executive Committee appointed by the Chartwell Partners shall have such number of votes on any matter presented for consideration to such Board of Directors and the Executive Committee such that such Chartwell Partner members as a group would in the aggregate have a majority of the votes, (ii) the Board of Directors shall have the right to appoint a majority of the members of the Operating Committee, and (iii) the Board of

Directors shall have the right to remove and replace the Chairman and/or the Chief Executive Officer and/or President.

           1.1.38  "Conversion Date" has the meaning set forth in Section 3.2.4.
                    ---------------

           1.1.39  "Corporation" has the meaning set forth in Section 12.1.1.
                    -----------

           1.1.40  "Deadlock" has the meaning set forth in Section 6.1.7.
                    --------

           1.1.41  "Demanding Group" has the meaning set forth in Section
                    ---------------
12.2.3.

           1.1.42  "Demand Registration" has the meaning set forth in Section
                    -------------------
12.2.3.

           1.1.43  "Determination Date" has the meaning set forth in Section
                    ------------------
13.8.

           1.1.44  "Distributable Cash" has the meaning set forth in Section
                    ------------------
5.1.2.

           1.1.45  "EBITDA Actual Results" for any period means the amount equal
                    ---------------------
to (a) the Net Income of the Partnership for such period, plus (b) the sum,
                                                          ----
without duplication (and only to the extent such amounts are deducted from net revenues in determining such Net Income), of (i) distributions, if any (whether in cash or otherwise), paid or accrued during such period on any Partnership Interests, (ii) the provision for income taxes for such period for the Partnership, (iii) the consolidated interest expense of the Partnership for such period, and (iv) the consolidated depreciation and amortization expenses of the Partnership for such period; provided, however, that except to the extent
                             --------  -------
consented to in
writing by all of the members of the Board of Directors, EBITDA Actual Results shall not include any extraordinary or nonrecurring income or losses of the Partnership, including but not limited to (1) gains or losses from the sale of assets; (2) gains or losses associated with debt restructuring; (3) adjustments to established reserves or accruals other than in the ordinary course of business or (4) any changes from prior practice in the application of accounting principles to the operations of the Partnership (excluding any NTI's for the first twelve months of the Partnership's operations of such NTI). For purposes of EBITDA Actual Results, the operations of the Partnership shall be calculated on a consolidated basis with its subsidiaries.

           1.1.46  "EBITDA Projections" means the EBITDA projections heretofore
                    ------------------
delivered to The First National Bank of Boston, as agent under the Amended and Restated Credit Agreement on October 9, 1996 in connection with the Amended and Restated Credit Agreement, a copy of which shall be maintained in the minute books of the Partnership. EBITDA Projections for each calendar quarter shall equal the EBITDA Projections for the full Fiscal Year multiplied by percentages for each quarter as follows:

     First Quarter      24.5%           Third Quarter       28%
     Second Quarter     26.5%           Fourth Quarter      21%

           1.1.47  "Effective Date" means January 30, 1997.
                    --------------

           1.1.48  "Entire Interests" has the meaning set forth in Section
                    ----------------
9.2.3.

           1.1.49  "Excess Minimum Tax Distribution" shall mean, for each
                    -------------------------------
Partner, an amount equal to the sum of the cumulative amount of Minimum Tax Distributions to such Partner in respect of Net Profits Allocations (made subsequent to December 31, 1996) with respect to the Common Partnership Interests that are subsequently reversed by Losses (occurring subsequent to December 31, 1996).

           1.1.50  "Exchange Act" has the meaning set forth in Section 12.2.7.
                    ------------

           1.1.51  "Exculpated Party" has the meaning set forth in Section 7.1.
                    ----------------

           1.1.52  "Executive Committee" has the meaning set forth in Section
                    -------------------
6.2 prior to the consummation of an IPO Incorporation, and thereafter means the Executive Committee of the Board of Directors of the Corporation.

           1.1.53  "Expansion Capital Expenditures" has the meaning set forth in
                    ------------------------------
Section 3.4.1.

           1.1.54  "Fair Market Value" means the enterprise value of the
                    -----------------
Partnership, as agreed upon by all members of the Executive Committee, failing which, the enterprise value of the Partnership as determined by an investment banking firm selected by all members of the Executive Committee, and with respect to a Partnership asset, the gross value of such asset as agreed upon by the Board of Directors.

           1.1.55  "First Amended Agreement" has the meaning set forth in
                    -----------------------
Recital B of this Agreement.

           1.1.56  "Fiscal Year" means (i) the period commencing on the
                    -----------
Effective Date and ending on the Friday closest to December 31 of the same calendar year and, and (ii) any subsequent twelve (12) month period commencing on the next day following the last day of the previous Fiscal Year and ending on the Friday closest to December 31 of the same calendar year.

           1.1.57  "Fremont" means Fremont Investors, Inc., formerly known as
                    -------
Fremont Group, Inc. and, prior to such name, formerly known as Bechtel Investments, Inc., a Nevada corporation.

           1.1.58  "GAAP" means generally accepted accounting principles and
                    ----
practices in effect in the United States of America from time to time.

           1.1.59  "General Partners" means Holdings GP and Petro, as general
                    ----------------
partners of the Partnership, and/or any Person who, at the time of reference thereto, has been admitted to the Partnership, as a general partner of the Partnership, and continues to act as a successor to the duties or interests of such Persons, or as a replacement or additional general partner as provided herein.

           1.1.60  "Gross Asset Value" means, with respect to any Partnership
                    -----------------
property, such property's adjusted basis for U.S. Federal income tax purposes, except as follows: that (i) the Gross Asset Value of Partnership property will be adjusted to its Fair Market Value as of the Effective Date, (ii) whenever such adjustment is required in order for allocations under this Agreement to have "economic effect" within the meaning of Regulation Section 1.704-(b)(2)
(ii), and (iii) if the Board of Directors considers appropriate, whenever such Adjustment to Fair Market Value is permitted under Regulation Section 1.704-1(b)(2)(ii). Gross Asset Value shall be adjusted by Book Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses, and other items allocated pursuant to
Section 4.3.

           1.1.61  "Holder" has the meaning set forth in Section 12.2.1.
                    ------

           1.1.62  "Holdings GP" means Petro Holdings GP Corp., a Delaware
                    -----------
corporation.

           1.1.63  "Holdings LP" means Petro Holdings LP Corp., a Delaware
                    -----------
corporation.

           1.1.64  "Immediate Family Member" means natural or adoptive parent,
                    -----------------------
sibling, child or grandchild of a Person (or a trust or other entity for the benefit of any of the foregoing provided such Person retains voting control of such entity).

           1.1.65  "Income Taxes" means all (i) net income and franchise taxes
                    ------------
and withholding in respect thereof (including, without limitation, United States federal income taxes), and any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, (ii) any amounts payable under the Code or ERISA in respect of any Plan and any interest, penalties or excise taxes thereon and (iii) any liability for the payment of any consolidated or combined federal, foreign, state or local income taxes, and any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, that is payable as a result of being a member of, and which may be imposed upon, any affiliated group (as defined in Section 1504(a) of the Code or other applicable law) of which any Petro Partner is a member (including in all cases any amount payable as a result of any tax sharing agreement, policies or arrangements).

           1.1.66  "Indemnified Loss" means a Petro Indemnified Loss.
                    ----------------

           1.1.67  "Indemnified Parties" means the shareholders, subsidiaries,
                    -------------------
Affiliates, officers, directors, members, managers, employees and representatives of an Indemnified Person, and the shareholders, subsidiaries, officers, directors, members, managers, employees and representatives of such shareholders, subsidiaries and Affiliates.

           1.1.68  "Indemnified Person" means those Persons identified in either
                    ------------------
Section 7.1, Section 7.2 or Section 7.3 as being entitled to receive the benefit of the indemnity provided therein.

           1.1.69  "Indemnified Stockholder" has the meaning set forth in
                    -----------------------
Section 12.2.7.

           1.1.70  "Indemnifying Party" and "Indemnifying Parties" means the
                    ------------------       --------------------
Person or Persons who have given indemnities hereunder.

           1.1.71  "Interest Purchase Agreement" has the meaning set forth in
                    ---------------------------
Recital C of this Agreement.

           1.1.72  "IPO" means an initial public offering by the Corporation or
                    ---
its successor of its equity interests.

           1.1.73  "IPO Block Selling Partner" has the meaning set forth in
                    -------------------------
Section 12.1.6.

           1.1.74  "IPO Incorporation" has the meaning set forth in Section
                    -----------------
12.1.

           1.1.75  "JAJCO" means JAJCO, Inc., an Ohio corporation.
                    -----

           1.1.76  "JAJCO II" means JAJCO II, Inc., a Delaware corporation.
                    --------

           1.1.77  "JIMCO" means Texas JIMCO, Inc., a Texas corporation.
                    -----

           1.1.78  "Kirschner" means Kirschner Investments, a Pennsylvania
                    ---------
general partnership.

           1.1.79  "Kirschner Conversion" has the meaning set forth in Section
                    --------------------
3.2.

           1.1.80  "Limited Partner" means each of Holdings LP, Cardwell, Sr.,
                    ---------------
Cardwell, Jr., JAJCO II, Petro, Mobil and Kirschner, and any Person who becomes a Limited Partner pursuant to the terms of this Agreement.

           1.1.81  "Liquidating Event" has the meaning set forth in Section
                    -----------------
10.2.

           1.1.82  "Mailing" has the meaning set forth in Section 12.1.7 hereof.
                    -------

           1.1.83  "Minimum Tax Distribution" means the distribution provided
                    ------------------------
for in Section 5.1.2(a).

           1.1.84  "Minimum Tax Distribution Carryforward" shall mean, with
                    -------------------------------------
respect to any Partner, the cumulative amount of such Partner's Excess Minimum Tax Distributions to date less any Excess Minimum Tax Distributions previously taken into account in determining the amount of Minimum Tax Distributions to which such Partner is entitled pursuant to Section 5.2; provided, that to the
                                                        --------  ----
extent a Minimum Tax Distribution Carryforward of a Partner is applied to reduce the amount of a Minimum Tax Distribution to said Partner, such reduction shall be considered a Minimum Tax Distribution to such Partner for purposes of determining future

Minimum Tax Distributions to that Partner but shall not be considered a Section 704(c) Distribution.

           1.1.85  "Mobil" means Mobil Long Haul Inc., a Delaware corporation,
                    -----
but for purposes of Article VI only, only for so long as Mobil Long Haul Inc. is owned by Mobil Corporation or any direct or indirect subsidiary thereof or any successor to a substantial portion of the domestic refining and marketing operations of Mobil Oil Corporation.

           1.1.86  "Net Income" for any period with respect to the Partnership
                    ----------
means the net income (or loss) of the Partnership for such period, determined in accordance with GAAP, excluding the net income (or loss) of any company acquired in a pooling of interests transaction for any period prior to the date of such acquisition.

           1.1.87  "Net Profits Allocation" shall mean an allocation of Profits
                    ----------------------
that causes the cumulative amount of Profits allocated to such Partner to exceed the cumulative amount of Losses allocated to such Partner. For this purpose, Profits and Losses shall include all Section 704(c) Allocations reportable by a Partner for federal income tax purposes.

           1.1.88  "Non-Compete Period"  shall mean five years after the sale of
                    ------------------
all or substantially all the assets or equity securities of the Partnership or the Corporation (except as to Section 11.1.2, as to which such period is 30 full calendar months after such sale), and in all other instances, 2 years after a Partner and its Affiliates cease to be direct or indirect equity owners of the Partnership or the Corporation.

           1.1.89  "Nonrecourse Deductions" has the meaning set forth in
                    ----------------------
Regulations Section 1.704-2(b)(1) and shall be determined according to the provisions of Regulations Section 1.704-2(c).

           1.1.90  "Nonrecourse Liability" has the meaning set forth in
                    ---------------------
Regulations Section 1.752-1(a)(2).

           1.1.91  "Notice" has the meaning set forth in Section 12.2.3.
                    ------

           1.1.92  "NTI" means any new location developed by the Partnership or
                    ---
its subsidiaries after the date hereof, as of the date such location was first placed in operation.

           1.1.93  "Offering Amount" has the meaning set forth in Section 12.1.2
                    ---------------

           1.1.94  "Operating Committee" has the meaning set forth in Section
                    -------------------
6.3.

           1.1.95  "Original Agreement" has the meaning set forth in Recital A
                    ------------------
of this Agreement.

           1.1.96  "Participation Agreement" means the Participation Agreement
                    -----------------------
dated as of April 30, 1992 entered into by and among the original partners of the Partnership.

           1.1.97  "Partner Nonrecourse Debt" has the meaning set forth in
                    ------------------------
Regulations Section 1.704-2(b)(4).

           1.1.98  "Partner Nonrecourse Debt Minimum Gain" has the meaning set
                    -------------------------------------
forth in Regulations Section 1.704-2(i)(2) and shall be determined in accordance with Regulations Section 1.704-2(i)(3).

           1.1.99  "Partner Nonrecourse Deductions" has the meaning set forth in
                    ------------------------------
Regulations Section 1.704-2(i)(1) and shall be determined in accordance with Regulations Section 1.704-2(i)(2).

           1.1.100  "Partner Option Period" has the meaning set forth in Section
                     ---------------------
9.2.4.

           1.1.101  "Partners" means all General Partners and all Limited
                     --------
Partners, where no distinction is required by the context in which the term is used herein. A Partner may be both a General Partner and a Limited Partner.

           1.1.102  "Partnership" means Petro Stopping Centers, L.P., a Delaware
                     -----------
limited partnership.

           1.1.103  "Partnership Interest" shall mean the partnership interests
                     --------------------
in the Partnership owned by the General and Limited Partners; provided, that,
                                                              --------  ----
for purposes of Sections 9.2.2 and 9.2.3 and Article 12, Partnership Interest shall include, at the election of a transferring Partner, the equity interest of the direct or indirect parent of such Partner provided that such parent and its subsidiaries have no material assets or liabilities other than their Partnership Interests and proper indemnities are provided to the acquiring Partner.

           1.1.104  "Partnership Minimum Gain" has the meaning set forth in
                     ------------------------
Regulations Section 1.704-2(b)(2) and shall be determined in accordance with Regulations Section 1.704-2(d).

           1.1.105  "Partnership Option Period" has the meaning set forth in
                     -------------------------
Section 9.2.4.

           1.1.106  "Partner Veto Rights" has the meaning set forth in Section
                     -------------------
6.6.2.

           1.1.107  "Person" means any individual, partnership, corporation,
                     ------
limited liability company, association, business, trust, government or political subdivision thereof, governmental agency or other entity.

           1.1.108  "Petro" means Petro, Inc., a Texas corporation, but only so
                     -----
long as at least 51% of Petro, Inc. is directly or indirectly beneficially owned by Cardwell, Sr. or his Immediate Family Members and the management of Petro, Inc. is directly or indirectly controlled by Cardwell, Sr. or his Immediate Family Members.

           1.1.109  "Petro Indemnified Loss" means any loss, liability, damage
                     ----------------------
expense, including reasonable costs of investigation (other than any cost attributable for investigation time by an employee of the Partnership or another Indemnified Party) and all other expenses in respect of any matter hereafter described, including reasonable attorneys' fees and expenses, sustained or incurred by the Partnership or any Partner (or his or its Indemnified Parties) of the Partnership who is not an Indemnifying Party with respect to such loss, liability, damage or expense, arising out of or resulting from (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by the Petro Partners in Sections 2.6, 2.9, 2.11, 2.19 and 2.22 of the Participation Agreement, but only to the extent that any such obligation or liability thereunder, if any, exists on the date hereof and survives the date of this Agreement under applicable Federal and Delaware law; (ii) any liability or obligation of the Petro Partners for Income Taxes as set forth in Article VIII of the Participation Agreement, but only to the extent that any such liability or obligation thereunder, if any, exists on the date hereof and survives the date of this Agreement under applicable Federal and Delaware law; or (iii) any liability or obligation of the Petro Partners which was expressly not assumed by the Partnership in the Participation Agreement, as set forth in Exhibit D to the Participation Agreement. "Petro Indemnified Loss"
                                                         ----------------------
also shall include all damages, loss (including but not limited to reduction in and/or loss of value or ownership of property, inability to use any Partnership property, or damages or loss as a result of inability to fulfill any Partnership obligations under contracts and leases), injury, expense and cost, including attorneys' fees and court costs, arising out of or resulting from the existence and/or assertion of rights by any Person in respect of any of the following: (i) that certain deed with respect to the Eloy, Arizona site recorded as instrument 029807 at Docket 1792, page 891 in the records of the recorder of Pinal County, Arizona; (ii) Uniform Commercial Code financing statements by any Petro Partner in favor of Mbank; and (iii) any liability or obligation of the Petro Partners as set forth in Section 12.16 of the Participation Agreement, but only to the extent that any such liability or obligation thereunder, if any, exists on the date hereof and survives the date of this Agreement under applicable Federal and Delaware law. For purposes of clause (i) in the preceding sentence, no reduction in and/or loss of value, if any, shall be deemed to occur until such time as the Partnership shall make a good faith effort to sell, exchange or otherwise dispose of the Eloy, Arizona site or until the Partnership shall merge or consolidate with any Person or sell all or substantially all of its assets to any Person. Notwithstanding any provision in this Agreement to the contrary, the amount of a Petro Indemnified Loss shall be the actual loss, liability, damage or expense sustained or incurred by the Partnership to the extent ascertainable, irrespective of the number of different representations, warranties or covenants violated in any of such agreements or otherwise.

           1.1.110  "Petro Indemnifying Party" means an Indemnifying Party which
                     ------------------------
is a Petro Partner. The Petro Partners shall be jointly and severally liable with regard to all Petro Indemnified Losses, except that (i) JAJCO II and Cardwell, Jr. shall be jointly and severally liable only for those Petro Indemnified Losses which are principally related to or arise from the businesses, assets and operations of JAJCO II (including the businesses, assets and operations of JAJCO and JIMCO prior to their merger into JAJCO II) and Cardwell, Jr., or any liabilities related thereto, and (ii) Arcadian's successor in interest shall be liable only for those Petro Indemnified Losses which are principally related to or arise from the business, assets and operations of Arcadian, or any liabilities related thereto.

           1.1.111  "Petro Partners" means Petro, Cardwell, Sr., Cardwell, Jr.
                     --------------
and JAJCO II.

           1.1.112  "Piggyback Registration" has the meaning set forth in
                     ----------------------
Section 12.2.2.

           1.1.113  "Plan" has the meaning set forth in Section 12.1.3.
                     ----

           1.1.114  "Positive Basis" shall mean, with respect to any Preferred
                     --------------
Partnership Interest and as of any time of calculation, the excess of the amount to which such Partner is entitled to upon withdrawal from or liquidation of the Partnership over such Partner's "adjusted tax basis" in its Preferred Partnership Interest at such time (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such interest, including by reason of death); and "Positive Basis Partner" shall mean any Partner whose Preferred Partnership Interest is redeemed by the Partnership and who has Positive Basis as of the effective date of such withdrawal.

           1.1.115  "Preferred Partnership Interests" shall mean the partnership
                     -------------------------------
interests owned by the Partners listed on Schedule A in respect of their
                                          ----------
Preferred Capital Contributions.

           1.1.116  "Preferred Return" means, with respect to a Preferred
                     ----------------
Partnership Interest, an amount equal to: with respect to Mobil, nine and one half percent (9.5%); and with respect to the Cardwell Partners and Kirschner, eight percent (8%), in all cases per annum on an amount equal to the sum of such Partner's Unrecovered Capital and any accrued but unpaid Preferred Return in excess of the cumulative amounts distributed pursuant to Section 5.1.2(b), for the actual number of days for which the Preferred Return is being determined, cumulative and compounded semi-annually and based on the actual dates of adjustments to Unrecovered Capital and Preferred Capital Contributions to and
Section 5.1.2(b) distributions from the Partnership.

           1.1.117  "Preferred Stock" has the meaning set forth in Section
                     ---------------
12.1.3.

           1.1.118  "Profits" and "Losses" means, for each Fiscal Year, an
                     -------       ------
amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (a) Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

                    (b) Any expenditure of the Partnership that is nondeductible for U.S. federal income tax purposes (including any expense described in Code Section 705(a)(2)(B)) and is not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be subtracted from such taxable income or loss;

                    (c) In the event the Gross Asset Value of the Property is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of the Property for purposes of computing Profits or Losses ;

                    (d) Gain or loss resulting from the disposition of the Partnership property shall be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

                    (e) Notwithstanding any other provision of this Article, any items which are specially allocated pursuant to Section 4.3 shall not be taken into account in computing Profits or Losses; and

                    (f) Any difference between the Partnership's tax depreciation or amortization deductions and Book Depreciation.

           1.1.119  "Prospectus" shall mean the Prospectus included in any
                     ----------
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

           1.1.120  "Purchasing Partners" has the meaning set forth in Section
                     -------------------
12.1.6.

           1.1.121  "Purpose" has the meaning set forth in Section 2.2.
                     -------

           1.1.122  "Redemption Date" has the meaning set forth in Section 5.4.
                     ---------------

           1.1.123  "Registrable Securities" means the Common Stock, but with
                     ----------------------
respect to any such Common Stock, only until such time as such stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or may be sold to the public pursuant to Rule 144(k) of the Securities Act.

           1.1.124  "Registration" has the meaning set forth in Section 12.2.4.
                     ------------

           1.1.125  "Registration Statement" means any registration statement of
                     ----------------------
the Corporation filed pursuant to the Securities Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

           1.1.126  "Regulations" or "Treasury Regulations" means the Income Tax
                     -----------      --------------------
Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

           1.1.127  "Removal" has the meaning set forth in Section 9.2.
                     -------

           1.1.128  "Request" has the meaning set forth in Section 12.1.1.
                     -------

           1.1.129  "Roadside" means Roadside, Inc., a Delaware corporation.
                     --------

           1.1.130  "Second Amended Agreement" has the meaning set forth in
                     ------------------------
Recital B of this Agreement.

           1.1.131  "Section" means a Section of this Agreement.
                     -------

           1.1.132  "Section 704(c) Allocations" has the meaning set forth in
                     --------------------------
Section 4.5.

           1.1.133  "Section 704(c) Distributions" has the meaning set forth in
                     ----------------------------
Section 5.2.

           1.1.134  "Securities Act" means the Securities Act of 1933, as
                     --------------
amended.

           1.1.135  "Selling Partner" has the meaning set forth in Section
                     ---------------
9.2.4.

           1.1.136  "Sell Option" has the meaning set forth in Section 9.2.3.
                     -----------

           1.1.137  "Senior Officer" means any of the following officers of the
                     --------------
Partnership: Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, Senior Vice President of Strategic Planning and Development, Senior Vice President of Operations, Vice President of Real Estate Services.

           1.1.138  "Sequoia" means Sequoia Ventures, Inc., a Delaware
                     -------
corporation.

           1.1.139  "Shares" has the meaning set forth in Section 12.1.3 hereof.
                     ------

           1.1.140  "Sharing Percentage" shall mean (i) with respect to any
                     ------------------
Preferred Partnership Interest held by a Partner, the Preferred Sharing Percentage listed on Schedule A and (ii) with respect to any Common Partnership
                     ----------
Interest held by a Partner, the Common Sharing Percentage listed on Schedule A.
                                                                    ----------

           1.1.141  "Stockholder" shall mean any holder of Shares.
                     -----------

           1.1.142  "Transfer" has the meaning set forth in Section 9.2.
                     --------

           1.1.143  "Transfer Documents" has the meaning set forth in Section
                     ------------------
9.2.6.

           1.1.144  "Transfer Notice" has the meaning set forth in Section
                     ---------------
9.2.4.

           1.1.145  "Unrecovered Capital" shall mean: with respect to any
                     -------------------
Preferred Partnership Interest, an amount equal to (X) the Preferred Capital Contributions plus Profits allocated under Section 4.1.1 in respect of such Interest less (Y) the sum of (i) the aggregate amount of Losses allocated to such Preferred Partnership Interest under Sections 4.2.2 and 4.2.4 and (ii) distributions to such Partner in respect of such Preferred Partnership Interest pursuant to Section 5.1.2(c) and (to the extent that Section 4.1.2 Profits allocations have been reversed by Section 4.2.2 Losses) Section 5.1.2(b); and, with respect to any Common Partnership Interest, an amount equal to (X) the amount of Ordinary Capital Contributions plus Section 4.1.1 Profits allocations in respect of such Common Partnership Interest less (Y) the sum of (i) distributions to such Partner in respect of such Common Partnership Interest pursuant to Section 5.1.2(a) (except to the extent such distribution is characterized as a Section 704(c) Distribution), Section 5.1.2(c) and Section 5.1.2(d), and (ii) the cumulative amount of Losses allocated to such Common Partnership Interest pursuant to Sections 4.2.3 and 4.2.5.

           1.1.146  "U.S. Taxes Due" means with respect to any Fiscal Year or
                     --------------
part thereof of the Partnership after the date hereof, the estimated Income Tax which each Partner would be required to pay if the Applicable Tax Rate applied to the Net Profits Allocations to such Partner for such period.

     1.2   Interpretation.  Words such as "herein," "hereinafter," "hereof" and
           --------------
"hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. "Includes" or "including" shall mean "including without limitation." Unless otherwise defined, all accounting terms used herein shall have the meaning thereof specified by GAAP.

                                  ARTICLE II

                              GENERAL PROVISIONS
                              ------------------

     2.1   Partnership Name.  The name of the Partnership shall be Petro
           ----------------
Stopping Centers, L.P., and all business of the Partnership shall be conducted in such name, or under such other name as the Board of Directors deems appropriate.

     2.2   Purpose.  The purpose of the Partnership (the "Purpose") is to
           -------
participate in the operation, management, development, franchising and/or ownership of truck stops and lubrication centers and certain businesses in connection therewith, including but not limited to the sale of petroleum products, sundry products, and services, and the operation of restaurants, and to engage in any and all activities related to or at truck stops or in any manner incidental to any of the foregoing, including the ownership of interests in other Persons in furtherance thereof.

     2.3   Principal Place of Business.  The Partnership's principal place of
           ---------------------------
business shall be 6080 Surety Drive, in El Paso, Texas 79905. The Partnership's principal place of business may be changed from time to time, and other offices may be established from time to time, by the Board of Directors.

     2.4   Term.  The term of the Partnership commenced on the date the
           ----
certificate of limited partnership of the Partnership (the "Certificate") was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until December 31, 2021, unless the Partnership is earlier dissolved by operation of law or in accordance with the provisions of Article X.

     2.5   Filings.
           -------

           2.5.1    Status.  The Board of Directors shall cause to be executed,
                    ------
filed and published all such certificates, notices, statements and other instruments and amendments thereto, and shall take any and all other actions, under the laws of the State of Delaware and other applicable jurisdictions as it may deem necessary or advisable to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware and any other jurisdictions in which the Partnership engages in business.

           2.5.2    Dissolution.  Upon the dissolution and completion of winding
                    -----------
up of the Partnership, the Board of Directors shall promptly cause to be executed and filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

     2.6   Limited Partner Powers.  Each Limited Partner, any Affiliate thereof
           ----------------------
and any officer, director, shareholder, partner, employee, member, manager, agent or representative of such Limited Partner or Affiliate may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and others (including, without limitation, pursuant to the agreements listed on Schedule 2.6 hereto and the transactions contemplated
                     ------------
thereby) and, subject to other applicable law and subject to the terms of this Agreement, has the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of these relationships and acting in such capacities shall not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partner. If a Limited Partner or any Affiliate thereof is a lender, in exercising its rights as a lender, including making its decision on whether to foreclose on property of the Partnership, such lender will have no duty to consider (i) its status as a Partner or an Affiliate of a Partner, (ii) the interests of the Partnership, or
(iii) any duty it may have to any Partner or the Partnership.

     2.7   Specific Authorization of Documents.  The Partnership and each
           -----------------------------------
General Partner or Senior Officer, on behalf of the Partnership, may enter into and perform the agreements listed on Schedule 2.6 hereto and the transactions
                                     ------------
contemplated thereby without further act, vote or approval of any Partner notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation.

     2.8   Admission.  Mobil, Holdings LP and Kirschner are hereby admitted to
           ---------
the Partnership as, and Petro, Cardwell, Sr., Cardwell,

Jr., and JAJCO II shall continue to be, limited partners of the Partnership. Holdings GP is hereby admitted to the Partnership as, and Petro shall continue to be, a general partner of the Partnership.

                                  ARTICLE III

                                CAPITALIZATION
                                --------------

     3.1   Capital Contributions.
           ---------------------

           3.1.1    General.  The initial Schedule A attached hereto describes
                    -------               ----------
the initial Preferred and Ordinary Capital Contributions of the Partners as of the Effective Date and the relative Preferred and Common Sharing Percentages of the Partners. Schedule A shall be updated from time to time to reflect
               ----------
additional Capital Contributions by the Partners and any changes to Sharing Percentages.

           3.1.2    Intentionally Deleted.
                    ---------------------

           3.1.3    Capital Calls.  The Board of Directors may, by written
                    -------------
notice, request the holders of Common Partnership Interests to make such additional Capital Contributions as the Board of Directors, in its sole discretion, considers necessary or appropriate to fulfill the purposes of this Agreement. Such additional Capital Contributions may, at the option of each Partner, be made within thirty (30) days after receipt of written request from the Board of Directors and shall be contributed by the Partners electing to contribute in proportion to their respective Common Partnership Interests. The provisions of this Section 3.1.3 are intended solely to benefit the Partners and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and no Partner shall have any duty or obligation to any creditor of the Partnership to make any additional Capital Contributions or to cause the Board of Directors to request additional Capital Contributions. If any Partner does not exercise its right to maintain its proportionate percentage of the Common Sharing Percentages by making an additional Capital Contribution pursuant to this Section 3.1.3, the Common Sharing Percentages shall be adjusted based upon, and assuming the Interests are sold based upon, Fair Market Value. Kirschner shall have the right upon any call being made for a Capital Contribution to make additional Capital Contributions (in an amount equal, on a pro rata basis, to additional Capital Contributions being made by other Partners such that its Common Sharing Percentage, assuming conversion of its Preferred Partnership into a Common Partnership Interest shall remain at the same percentage as the percentage of Common Partnership Interests (assuming conversion of the Preferred Partnership Interest of Kirschner if then convertible) that Kirschner owned immediately prior to such additional Capital Contribution).

           3.1.4    Pre-Emptive Rights.  Upon the admission of any new Partner
                    ------------------
as a holder of Common Partnership Interests pursuant to Article IX, each holder of Common Partnership Interests (and Kirschner, if it then owns Preferred Partnership Interests which are then convertible into Common Partnership Interests) shall have the right, but not the obligation, to make additional Capital

Contributions in cash to the Partnership such that such Partner's percentage of Common Partnership Interests (assuming in the case of Kirschner, conversion of its Preferred Partnership Interests immediately prior thereto, if not previously converted) immediately after such admission of a new Partner shall be the same as immediately prior to such admission.

     The Board of Directors shall provide each Partner not less than 30 days' prior written notice of its rights hereunder, which rights shall expire as to any Partner who has not exercised the same by written notice to the Company given not less than 10 days prior to the date specified in the notice from the Board of Directors as the date established for such Capital Contribution.

     3.2   Other Matters.
           -------------

           3.2.1    No Return of Capital.  Except as provided in Section 5.4 or
                    --------------------
Article IX, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership.

           3.2.2    No General Partner Liability.  No General Partner shall have
                    ----------------------------
any personal liability for the repayment of any Capital Contributions of any Limited Partner.

           3.2.3    No Limited Partner Liability.  The Limited Partners shall
                    ----------------------------
not be personally liable for the debts, liabilities, contracts or other obligations of the Partnership.

           3.2.4    Kirschner Partner Conversion.  The Kirschner Partner may at
                    ----------------------------
any time before the fifth anniversary date of the Effective Date of the Partnership (the "Conversion Date") elect to convert its Preferred Partnership Interest to a Common Partnership

Interest representing a 2 percent Common Sharing Percentage as of the Effective Date of the Partnership (the "Kirschner Conversion"). Upon the Kirschner Conversion, all Preferred Returns on the Kirschner Preferred Partnership Interest accrued prior to the Conversion Date shall cease to accrue any further return, preferred or otherwise, and any such Preferred Return so accrued shall be payable pro rata upon the payment of the Preferred Return to the other holders of Preferred Partnership Interests. If an IPO Incorporation occurs, the Kirschner Conversion will mandatorily occur immediately prior to the consummation of the IPO.

     3.3   704(c) Distributions.  Any Section 704(c) Distribution made to a
           --------------------
Partner pursuant to Section 5.2 herein, shall not bear interest and generally shall be repaid by applying distributions otherwise payable to such Partner pursuant to Section 5.1.2 (other than Minimum Tax Distributions) against such advance. In addition, Section 704(c) Distributions shall be repaid to the Partnership on: (a) an actual sale of all or substantially all of the Partnership's assets; (b) upon an IPO Incorporation; and (c) upon the sale by the Cardwell Partners of their interests in the Partnership. To the extent not otherwise paid in cash, repayment as a result of an event described in the preceding sentence shall be made by cancelling first a Partner's Preferred Partnership Interest to the extent of any unpaid accrued Preferred Return and any Unrecovered Capital and then cancelling a Partner's Common Partnership Interest to the extent of any Unrecovered Capital. Any remaining balance shall be paid to the Partnership by such Partner in cash.

     3.4   Priority of Expenditures.  Expenditures of the Partnership shall be
           ------------------------
paid in the following order of priority:

           3.4.1    First Priority.  First, to pay all operating expenses and
                    --------------
capital expenditures other than expenditures for NTIs and acquisitions of existing facilities from third parties ("Expansion Capital Expenditures");

           3.4.2    Second Priority.  Second, to pay the Partnership's debt
                    ---------------
service;

           3.4.3    Third Priority.  Third, to make Minimum Tax Distributions
                    --------------
and to pay fees to Partners and Affiliates of Partners; and

           3.4.4    Fourth Priority.  Fourth, to make Expansion Capital
                    ---------------
Expenditures; provided, that, Expansion Capital Expenditures shall not be made
              --------  ----
by the Partnership unless Partners holding Preferred Partnership Interests shall have received distributions pursuant to Section 5.1.2(b) in an amount equal to their Preferred Returns and any unpaid accrued Preferred Returns; provided,
                                                                  --------
further, that, Expansion Capital Expenditures may be made by the Partnership to
-------  ----
the extent such Preferred distributions are not permitted under the Partnership's loan and financing agreements.

           3.4.5    Fifth Priority.  Fifth, to make any other distributions to
                    --------------
the Partners.

                                   ARTICLE IV

                                  ALLOCATIONS
                                  -----------

     4.1   Profits.  After giving effect to the special allocations set forth in
           -------
Section 4.3 hereof, Profits for any Fiscal Year shall be allocated:

           4.1.1    To Losses.  First, to those Partners to which Losses have
                    ---------
previously been allocated, in reverse order of the allocations listed in Section
4.2 and to the extent of such Losses;

           4.1.2    To Preferred.  Next, among the Partners holding Preferred
                    ------------
Partnership Interests in accordance with their Preferred Sharing Percentages, until the cumulative amount of Profits allocated pursuant to this Section 4.1.2 is equal to the cumulative amount of cash distributed pursuant to Section 5.1.2(b); and

           4.1.3    To Common.  Thereafter, to the Partners in proportion to
                    ---------
their Common Sharing Percentages.

     4.2   Losses.  After giving effect to the special allocations set forth in
           ------
Section 4.3, Losses for any Fiscal Year shall be allocated:

           4.2.1    To Common.  First, among the Partners in accordance with
                    ---------
their Common Sharing Percentages, until the cumulative amount of Losses allocated pursuant to this Section 4.2.1 is equal to the cumulative amount of Profits allocated pursuant to Section 4.1.3;

          4.2.2     To Profits.  Next, to the Partners that received allocations
                    ----------
of Profits pursuant to Section 4.1.2 to the extent of such Profits;

           4.2.3    To Common Unrecovered Capital.  Next, among the Partners in
                    -----------------------------
accordance with their Common Sharing Percentages, to the extent of their Unrecovered Capital; and

           4.2.4    To Preferred.  Next, among the Partners in accordance with
                    ------------
their Preferred Sharing Percentages, to the extent of their Unrecovered Capital; and

           4.2.5    Residual. Thereafter, among the Partners holding Common
                    --------
Partnership Interests in accordance with their Common Sharing Percentages.

           4.2.6    Limit.  The Losses allocated pursuant to this Section 4.2
                    -----
shall not exceed the maximum amount of Losses that can be so allocated without causing or increasing an Adjusted Capital Account Deficit of any Limited Partner at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 4.2.6 shall be allocated to the General Partners in proportion to their Common Sharing Percentages.

     4.3   Special Allocations.  The following special allocations shall be
           -------------------
made:

           4.3.1    Minimum Gain Chargeback.  Notwithstanding anything to the
                    -----------------------
contrary in this Article 4, if there is a net decrease in Partnership Minimum Gain (within the meaning of Regulations Section 1.704-2(d)) for a fiscal year, then there shall be allocated to each Partner items of income and gain for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Regulations Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), and (5); provided, however, that if the
--------  -------

Partnership has any discretion as to an exception set forth in Regulations
Section 1.704-2(f)(5), the Executive Committee may exercise such discretion on behalf of the Partnership. The Executive Committee may, if the application of this Partnership Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, request the Commissioner of Internal Revenue to waive the minimum gain chargeback requirement pursuant to Regulations Section 1.704-2(f)(4). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulations Section 1.704-2(f)(1) and shall be interpreted and applied in all respects in accordance with that Regulation.

           4.3.2    Partner Nonrecourse Debt Minimum Gain Chargeback.
                    ------------------------------------------------
Notwithstanding anything to the contrary in this Article 4 (other than Section
4.3.1 above), if during a fiscal year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations
Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to Section 4.3.1, any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), be allocated items of income and gain for that year (and, if necessary, for succeeding Fiscal Years) equal to that Partner's share of the net decrease in the Partner

Nonrecourse Debt Minimum Gain. The Executive Committee may, if the application of this Partner Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Partners, request the Commissioner of the Internal Revenue to waive the minimum gain chargeback requirement pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

           4.3.3    Qualified Income Offset.  If any Partner unexpectedly
                    -----------------------
receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in
Article IV have been tentatively made. This allocation is intended to constitute a "qualified income offset" within the meaning of Regulations Sections 1.704-1(b)(2)(ii)(d)(3) and shall be construed in accordance with the requirements thereof. An item of loss, deduction or Section 705(a)(2)(B) expenditure shall not be allocated to a Partner to the extent that, as of the end of any taxable year, such allocation would create or increase an Adjusted Capital Account Deficit for such Partner. Any amount that cannot be allocated to a Partner by reason of the foregoing sentence shall be allocated to other Partners (except to the extent that such allocation to any other Partner would also be limited under the foregoing sentence). If allocations to all Partners would be so limited, such amount shall be allocated to the General Partners.

           4.3.4    Basis Adjustments.  To the extent an adjustment to the
                    -----------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations; provided, however, in the event that an adjustment to the Book Value of
--------  -------
Partnership property is made as a result of an adjustment pursuant to Section 734(b) of the Code, items of income, gain, loss or deduction, as computed for book and tax purposes, shall be specially allocated among the Partners so that the effect of any such adjustment shall benefit (or be borne by) the Partner(s) receiving the distribution which caused such adjustment.

           4.3.5    Nonrecourse Deductions.  Nonrecourse Deductions for any
                    ----------------------
Partnership Fiscal Year or other period shall be allocated among the Partners in accordance with their Common Sharing Percentages.

           4.3.6    Partner Nonrecourse Deductions.  Partner Nonrecourse
                    ------------------------------
Deductions for any Partnership Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

           4.3.7    Allocation of Self-Charged Interest.  If a Partner makes a
                    -----------------------------------
loan to the Partnership, to the extent permitted under Regulations Section 1.469-7, the Partnership shall allocate to such Partner any interest deduction specifically incurred by the Partnership as a result of such loan; provided,
                                                                   --------
however, that this Section 4.3.7 shall not affect the amount of income or loss
-------
otherwise allocable to such Partner.

           4.3.8    Sharing of Excess Nonrecourse Liabilities.  Excess
                    -----------------------------------------
nonrecourse liabilities, as defined in Regulations Section 1.752-3(a)(3), shall be shared by the Partners holding Common Partnership Interests in accordance with their respective Common Sharing Percentages.

     4.4   Other Allocation Rules.
           ----------------------

           4.4.1    Positive Basis Partners.  Allocations of items of gross
                    -----------------------
income shall be made to Positive Basis Partners to the extent of any such Partners' Positive Basis as of the date of withdrawal from the Partnership or liquidation of such Partnership Interest.

           4.4.2    Timing.  For purposes of determining the Profits, Losses or
                    ------
any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the tax matters partner and approved by the Executive Committee using any permissible method under Code Section 706 and the Regulations thereunder.

           4.4.3    Method.  Except as otherwise provided in this Agreement, all
                    ------
items of Partnership taxable income, gain, loss, deduction and credit shall be allocated in the manner provided for Book Purposes and any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be. However, notwithstanding any other provisions of this Agreement, the General Partners shall be allocated not less than 1% of each item of Partnership income, gain, loss, deduction or credit, except to the extent such an allocation would be contrary to the provisions of Section 704(b) or (c) of the Regulations.

     4.5   Tax Allocations: Code Section 704(c).
           ------------------------------------

           4.5.1    Section 704(c).  Except as otherwise provided in this
                    --------------
Agreement, all items of Partnership taxable income, gain, loss, deduction and credit shall be allocated in the manner as provided for Book Purposes. For purposes of Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. With respect to (i) property contributed by the Cardwell Partners prior to the Effective Date, and (ii) any "reverse Code section 704(c) allocations" resulting from the revaluation of Partnership property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) and any post-Effective Date Section 704(c) Allocations (collectively the "Section 704(c) Allocations"), the Board of Directors shall determine the Code Section 704(c) method with respect to any such Section 704(c) Allocations. Allocations pursuant to this Section 4.5.1 are solely for purposes of Federal, state and local taxes and (with the exception of the remedial allocation method) shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions (other than Minimum Tax Distributions and Net Profits Allocations) pursuant to any provision of this Agreement.

           4.5.2    Election.  The Partnership shall make the election described
                    --------
in Code Section 754 for its taxable year including the Effective Date. Any other elections or other decisions relating to allocations shall be made by the Executive Committee in any manner that reasonably reflects the purpose and intention of this Agreement.

     4.6   Tax Matters Partner.
           -------------------

           4.6.1    Appointment.  By executing this Agreement, each Partner
                    -----------
appoints and designates Petro as the "tax matters partner" of the Partnership, as such term is defined under the Code. Any action taken by the tax matters partner that could adversely affect the taxes of the Partnership or any Partner, including any extension of the statute of limitations, shall be subject to the unanimous approval by the Executive Committee which approval shall not be unreasonably withheld or inconsistent with prevailing authority. Any such action, to the extent permitted by law, shall be binding upon the Partners. To the extent permitted by law, each Partner further agrees that such Partner will not treat any Partnership item inconsistently on such Partner's income tax return with the treatment of the item on the Partnership's tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Partnership, unless previously authorized to do so in writing by the Executive Committee, which authorization may be withheld in the reasonable discretion of the Executive Committee.

           4.6.2    Elections.  At the direction of the Executive Committee, the
                    ---------
tax matters partner shall cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Executive Committee determines will be most advantageous to all Partners.

           4.6.3    Miscellaneous.  The tax matters partner shall be (i) the
                    -------------
"designated organizer" of the Partnership for the purpose of registering it as a tax shelter pursuant to Section 6111 of the Code and Temporary Treasury Regulation (S) 301.6111-1T and (ii) the "designated person" for the purpose of maintaining lists of investors in the Partnership pursuant to Section 6111 of the Code and Temporary Treasury Regulation (S) 301.6112-1T. The tax matters partner shall timely cause the Partnership to be registered as a tax shelter if required under Section 6111 of the Code and shall take all actions required by Section 6112 of the Code to maintain a list of the names of the Limited Partners, their addresses, and their taxpayer identification numbers, to the extent such information is provided to the tax matters partner.

           4.6.4    Reimbursement.  Subject to the approval of the Executive
                    -------------
Committee, for purposes of fulfilling and diligently carrying out its duties as the tax matters partner, the tax matters partner shall be entitled to reimbursement from the Partnership of all reasonable expenses incurred by it and shall be entitled to utilize Partnership personnel and employ, at Partnership expense, accountants, attorneys and any other professional advisors.

                                   ARTICLE V

                                 DISTRIBUTIONS
                                 -------------

     5.1   Distributions.
           -------------

           5.1.1    Authority.  The Executive Committee may make such
                    ---------
distributions at such times and in such amounts as it considers appropriate in its absolute discretion; provided that any Minimum Tax Distributions pursuant to
Section 5.1.2(a) shall be made on not less than a quarterly basis.

           5.1.2    Priority.  Available Cash plus an amount equal to Minimum
                    --------
Tax Distributions ("Distributable Cash") shall be distributed to the Partners as follows:

                    (a) First, among the Partners in proportion to their Common Percentage Interests, until each Partner has received an amount equal to its Minimum Tax Distribution as determined in accordance with Section 5.2;

                    (b) Next, among the Partners in proportion to their Preferred Partnership Interests until each such Partner has received an amount equal to the amount of its current Preferred Return and any unpaid accrued Preferred Return;

                    (c) Next, to the Partners in proportion to (at the discretion of the Executive Committee) their Preferred or Common Sharing Percentages, to the extent of any Unrecovered Capital therefor; provided that liquidating distributions shall be first made to the extent of any Unrecovered Capital in respect of Preferred Partnership Interests; and

                    (d) Thereafter, to the Partners in accordance with their positive Capital Account balances.

           5.1.3    Adjustment.  In making distributions (other than Minimum Tax
                    ----------
Distributions) pursuant to this Section 5.1, the Executive Committee shall reduce the amount of any distribution otherwise payable to a Partner by the amount of any prior Section 704(c) Distributions. Distributions so applied shall reduce the amount of the Section 704(c) Distributions previously made. The Executive Committee shall have the authority to pay distributions in cash or in kind. In the case of a distribution in kind, the value of each item of property shall be distributed to the Partners, to the extent practicable, in the priority of Section 5.1.2.

     5.2   Minimum Tax Distributions.  A Minimum Tax Distribution shall be made
           -------------------------
to a Partner holding a Common Partnership Interest in an amount equal to the following:

                    (a)  U.S. Taxes Due; less

                    (b) the sum of (i) Minimum Tax Distribution Carryforwards (but only to the extent not previously applied against U.S. Taxes Due) and (ii) aggregate distributions (other than Minimum Tax Distributions) to such Partner; provided, that, for this purpose distributions to Mobil shall not include any
--------  ----
distributions in respect of its Preferred Partnership Interest. Any reduction in Minimum Tax Distributions required pursuant to clause (b) as a result of prior distributions (other than Minimum Tax Distributions), shall result in the prior distributions being recharacterized as a Minimum Tax Distribution only for purposes of this Section 5.2 and shall not be considered a Section 704(c) Distribution.

     Notwithstanding the reductions required under Sections 5.2(b) or 5.2(c), no recharacterization of a Minimum Tax Distribution Carryforward under Section 5.2(b) as a Minimum Tax distribution or other distributions under Section 5.2(c) as Minimum Tax Distributions shall have the effect of recharacterizing such reductions as "Section 704(c) Distributions" (as defined below). In the event the reductions under Sections 5.2(b) or 5.2(c) reduce a Minimum Tax Distribution distributable to a Partner to an amount less than such Partner's U.S. Taxes Due, the Executive Committee may, in its discretion, unanimously agree to decrease the reductions to be made under Sections 5.2(b) or 5.2(c) in an amount necessary for a Partner to receive a distribution with respect to Minimum Tax Distributions in an amount needed to pay such Partner's U.S. Taxes Due.

     Minimum Tax Distributions made with respect to Section 704(c) Allocations to a Partner shall be considered advances by the Partnership to such Partner governed by Section 3.3 hereof ("Section 704(c) Distributions"). If Distributable Cash is sufficient to make Minimum Tax Distributions (determined without regard to any allocations related to basis adjustments pursuant to Code
Section 743(b)) to all Partners otherwise entitled to such distributions, then Minimum Tax Distributions shall be determined without regard to any allocations related to basis adjustments pursuant to Code Section 743(b). If Distributable Cash is insufficient to make such Minimum Tax Distribution (as redetermined), then Minimum Tax Distributions shall be determined with regard to the allocation related to the basis adjustments pursuant to Code Section 743(b). Minimum Tax Distributions shall be made by the Partnership pursuant to Section 5.1.2(a) only with respect to Net Profits Allocations on or after January 1, 1997. Minimum Tax Distributions and all factors relevant to the determination thereof shall be determined on a consolidated basis with the Company's subsidiaries.

     5.3   Distribution to Limited Partners.  It is the intent of the parties
           --------------------------------
hereto that no distribution to any Limited Partner shall be deemed a return of money or other such property in violation of the Act. This provision shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to the Partnership, any creditor of the Partnership or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

     5.4   Redemption of Preferred Partnership Interests.  On the date which is
           ---------------------------------------------
270 days after the tenth anniversary of the date hereof (the "Redemption Date"), the Partnership shall redeem the Preferred Partnership Interests by distributing to the Partners holding such interests amounts equal to the Unrecovered Capital and any unpaid and accrued Preferred Return with respect thereto. Upon redemption of any Preferred Partnership Interest in accordance with this Section
5.4 such Preferred Partnership Interest shall be deemed cancelled. In the event that the Company offers to redeem any Preferred Partnership Interests prior to the Redemption Date, such offer shall be made pro rata to all holders of Preferred Partnership Interests.

     5.5   Limitation of Distributions.  Notwithstanding any provision to the
           ---------------------------
contrary contained in this Agreement, the Partnership, and the Executive Committee on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law, or any bank credit agreements or indenture debt instruments to which the Partnership is a party.

                                  ARTICLE VI

                                  MANAGEMENT
                                  ----------

     6.1   Board of Directors.
           ------------------

           6.1.1    Authority.  Pursuant to the Act, the General Partners hereby
                    ---------
delegate to a committee of the Partners' representatives (the "Board of Directors") the General Partners' rights, powers and authority to manage and control the overall business and affairs of the Partnership and to do on behalf of the Partnership all things that are necessary, proper and desirable to accomplish the Purpose of the Partnership, with respect to both the policy and direction of the Partnership. The Board of Directors may authorize and direct the officers of the Partnership to engage in any kind of activity and execute, perform and carry out agreements of any kind necessary to, or in connection with or convenient and incidental to, the accomplishment of the Purpose of the Partnership, so long as such activities and agreements may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware. The Limited Partners shall have no part in the management or control of the Partnership, shall have no authority or right to act on behalf of the Partnership in connection with any matter and, except as expressly provided herein or as required by the Act, shall have no right to consent to or approve any action by the Board of Directors. Without limiting the generality of the duties and obligations of the Board of Directors hereunder, except as expressly provided to the contrary herein, the following powers are reserved exclusively to the Board of Directors unless delegated by the Board of Directors to any Person:

                    (a) subject to Section 6.4 hereof, and except for the initial appointments set forth in this Agreement, to employ and retain Persons, and to prescribe the powers and duties of such Persons, as may be necessary or appropriate for the conduct of the Partnership's business, including employees and agents who may be designated as officers with titles including but not limited to "Chairman," "Chief Executive Officer," "President," "Vice President," "Chief Financial Officer," as and to the extent authorized by the Board of Directors;

                    (b) to adopt the annual budget of the Partnership and approve any annual variance from the amount budgeted for capital expenditures;

                    (c) to change or adopt any incentive compensation plans for officers, employees and agents of the Partnership and determine amounts payable under such plans;

                    (d) to approve the compensation of the officers of the Partnership, and to approve any base compensation payable to an employee or agent (other than pursuant to the Marketing Services Agreement or Secondment Agreement of even date herewith between the Partnership and Mobil Oil Corporation) of the Partnership that exceeds $100,000 annually for such person;

                    (e) to select auditors and manage the conduct of legal proceedings of any form, and to compromise and settle any such proceedings on whatever terms deemed appropriate by the Board of Directors;

                    (f) to receive from Partners contributions to the capital of the Partnership;

                    (g) to disburse payments of distributions to Partners pursuant to Section 5.2;

                    (h) to disburse other payments as provided for in this Agreement;

                    (i) to communicate with the general public, if necessary, regarding Partnership matters;

                    (j) to issue to any Partner, in such form and on such terms as the Board of Directors may consider appropriate, an instrument certifying that such Partner is the owner of an interest in the Partnership; and

                    (k) generally to provide all other executive and administrative undertakings for and on behalf of the Partnership.

           6.1.2    Limitations on Authority.  The Board of Directors shall have
                    ------------------------
no authority to:

                    (a)  do any act in contravention of this Agreement;

                    (b) do any act that would make it impossible to carry on the ordinary business of the Partnership; and

                    (c) take any action that has been vetoed by a Partner having a Partner Veto Right.

           6.1.3    Duties and Obligations.  The Board of Directors shall cause
                    ----------------------
the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity. The Board of Directors shall take or cause to be taken all actions that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware.

           6.1.4    Composition.  The Board of Directors shall initially consist
                    -----------
of six (6) persons who shall be appointed, prior to an IPO Incorporation, in accordance with the provisions of this Article (and the Chartwell Partners shall have the right to nominate 2 additional persons as members of the Board of Directors, subject to unanimous Executive Committee approval):

                    (a) So long as the Cardwell Partners or their Affiliates collectively directly or indirectly beneficially own at least 51% of Petro, Inc. and the management of Petro, Inc. is directly or indirectly controlled by the Cardwell Partners or their Affiliates, and (A) own not less than 7.5% of the total Common Partnership Interests outstanding or (B) own not less than 75% of the amount of Preferred Partnership Interests owned by the Cardwell Partners collectively as of the date hereof, the Cardwell Partners collectively shall have the right to appoint two persons to the Board of Directors. If the Cardwell Partners or their Affiliates do not so own Petro, Inc. or own less than 7.5% of
                                                       --
the total Common Partnership Interests outstanding and less than 75% of the amount of Preferred Partnership Interests owned by the Cardwell Partners collectively as of the date hereof, the Cardwell Partners shall have no right to appoint any persons to the Board of Directors.

                    (b) So long as Mobil or its Affiliates own (A) no less than 3.75% of the total Common Partnership Interests outstanding or (B) no less than 50% of the amount of Preferred

Partnership Interests owned by Mobil on the date hereof, Mobil shall have the right to appoint two persons to the Board of Directors. If Mobil or its Affiliates own less than 3.75% of the total Common Partnership Interests outstanding and less than 50% of the amount of Preferred Partnership Interests owned by Mobil on the date hereof, Mobil shall have no right to appoint any persons to the Board of Directors.

                    (c) So long as the Chartwell Partners or their Affiliates own (A) no less than 7.5% of the total Common Partnership Interests outstanding, the Chartwell Partners collectively shall have the right to appoint two persons to the Board of Directors. If the Chartwell Partners or their Affiliates own less than 7.5% of the total Common Partnership Interests outstanding, the Chartwell Partners shall have no right to appoint any persons to the Board of Directors.

                    (d) If a Partner is no longer entitled to appoint members of the Board of Directors, any members of the Board of Directors that it appointed shall automatically be removed from the Board of Directors.

                    (e) Upon an IPO Incorporation, the Board of Director composition shall be established by the articles of incorporation of the Corporation.

           6.1.5    Term; Vacancies.  Each member of the Board of Directors
                    ---------------
shall hold office until death, resignation or removal pursuant to Section 6.1.4(d) or at the pleasure of the Partner or Partners that appointed such member, and if a vacancy occurs on the Board of Directors, the Partner or Partners that appointed such vacating member shall appoint such member's successor, provided such Partner or Partners still have appointment power under Section 6.1.4.

           6.1.6    Voting.  Subject to Section 6.5 hereof, each member of the
                    ------
Board of Directors shall be entitled to one vote on all matters submitted to a vote of the Board of Directors.

           6.1.7    Deadlock.  If at any time the Board of Directors, the
                    --------
Executive Committee or the Partners are unable to reach agreement on matters described in Section 6.1.1 wherein unanimous vote requirements or Partner Veto Rights apply and where either unanimous vote is not obtained or Partner Veto Rights are exercised (other than pursuant to Section 6.6.3), and any member of the Board of Directors designated by a Partner has given written notice to the others that a deadlock has occurred (such event, a "Deadlock"), then the provisions of Section 9.2.2(a) and 9.2.3 (relating to Transfers by the Chartwell Partners) shall apply.

     6.2   Executive Committee.
           -------------------

           6.2.1    Authority.  The Partnership shall have an executive
                    ---------
committee (the "Executive Committee") of the Board of Directors, and the Board of Directors hereby delegates to the Executive Committee, the authority to take the following actions and to delegate such authority to any Person:

                    (a) To take action with respect to matters as to which the Board of Directors has authority to act during the period between meetings of the Board of Directors.

                    (b) Concurrent with the authority of the Chief Executive Officer, to terminate the employment of any Senior Officer.

                    (c) Concurrent with the authority of the Chief Executive Officer, upon the unanimous approval of the members of the Executive Committee, to approve the employment of any Senior Officer.

                    (d) To take such other actions as are specifically provided for in this Agreement.

           6.2.2    Composition.  The Executive Committee shall consist of not
                    -----------
more than three persons, appointed as follows:

                    (a) The Cardwell Partners collectively shall have the right to appoint one person to the Executive Committee. The Cardwell Partners hereby appoint as their initial representative to the Executive Committee the Chief Executive Officer of Petro, who on the date hereof is Cardwell, Sr.

                    (b) Mobil shall have the right to appoint one person to the Executive Committee. Mobil hereby appoints as its initial representative to the Executive Committee the Manager of U.S. Distillate Business (or successor title) of Mobil Oil Corporation, who on the date hereof is Mark Skolnik.

                    (c) The Chartwell Partners collectively shall have the right to appoint one person to the Executive Committee. The Chartwell Partners hereby appoint as their initial representative to the Executive Committee the President of Chartwell Investments Inc., who on the date hereof is Todd R. Berman.

                    (d) A Partner shall no longer be entitled to representation on the Executive Committee if it no longer is entitled to appoint any members of the Board of Directors or have representatives thereon.

           6.2.3    Voting.  Subject to Section 6.5, each member of the
                    ------
Executive Committee shall be entitled to one (1) vote on all matters submitted to the Executive Committee for consideration.

     6.3   Operating Committee.
           -------------------

           6.3.1    Authority.  The Partnership shall have an operating
                    ---------
committee (the "Operating Committee") of the Board of Directors, and the Board of Directors hereby delegates to the Operating Committee operations authority for the Partnership, subject to the review by the Board of Directors and the Executive Committee.

           6.3.2    Composition.   The Operating Committee shall be comprised of
                    -----------
the following persons: (i) the Chief Executive Officer; (ii) the President;
(iii) the Executive Vice President and Chief Financial Officer; (iv) the Senior Vice President of Operations; (v) the Senior Vice President of Strategic Planning and Development; (vi) the Vice President of Real Estate Services; (vii) a representative designated collectively by the Chartwell Partners; (viii) if the Senior Vice President of Strategic Planning and Development is not a secondment employee of Mobil, a representative designated by Mobil; and (ix) such other persons as the Board of Directors shall designate.

     6.4   Officers.  The Partnership shall have the officers set forth in this
           --------
Section 6.4 and such additional officers as the Board of Directors may designate. The officers of the Partnership shall manage the day-to-day affairs of the Partnership at the direction of the Board of Directors and the Executive Committee.

           6.4.1    Chairman.  The Partnership shall have a Chairman of the
                    --------
Board of Directors (the "Chairman"). The Chairman shall preside at all meetings of the Partners and all meetings of the Board of Directors. Subject to Section
6.5 relating to the applicability of Control Remedy C to the Partnership, the Chairman and the Executive Committee shall each have the authority to hire and terminate the employment of any Senior Officer. The Partners hereby appoint Cardwell, Sr. as the initial Chairman, Chief Executive Officer and President of the Partnership.

           6.4.2    Chief Executive Officer.  The Partnership shall have a Chief
                    -----------------------
Executive Officer who, subject to the authority of the Board of Directors and the Executive Committee, shall manage the business and affairs of the Partnership. The Chief Executive Officer shall be the Chairman of the Operating Committee. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Partners and all meetings of the Board of Directors. The Chief Executive Officer shall carry out the directives of the Board of Directors.

           6.4.3    President.  The Partnership shall have a President who,
                    ---------
subject to the authority of the Board of Directors and the Executive Committee, shall serve under the direction of the Chief Executive Officer. In the absence, incapacity or inability or refusal of the Chief Executive Officer to act, the President shall assume the authority and perform the duties of the Chief Executive Officer.

           6.4.4    Executive Vice President and Chief Financial Officer.  The
                    ----------------------------------------------------
Partnership may have an Executive Vice President and Chief Financial Officer who shall serve under the direction of the Chief Executive Officer. In the absence, incapacity or inability or refusal of the Chief Executive Officer and the President to act, the Executive Vice President and Chief Financial Officer shall (unless the Board of Directors determines otherwise) assume the authority and perform the duties of the Chief Executive Officer.

           6.4.5    Senior Vice President of Strategic Planning and Development.
                    ------------------------------------------------------------
The Partnership may have a Senior Vice President of Strategic Planning and Development who shall serve under the direction of the Chief Executive Officer. The Senior Vice President of Strategic Planning and Development shall be responsible for all aspects of the Partnership relating to human resources, corporate planning, franchisee business and support services of the Partnership. The Partners hereby appoint Evan Brudahl as the initial Senior Vice President of Strategic Planning and Development.

           6.4.6    Senior Vice President of Operations.  The Partnership may
                    -----------------------------------
have a Senior Vice President of Operations who shall serve under the direction of the Chief Executive Officer. The Senior Vice President of Operations shall be responsible for the operations at sites owned or operated by the Partnership and fleet business of the Partnership. The Partners hereby appoint Cardwell, Jr. as the initial Senior Vice President of Operations.

           6.4.7    Vice President of Real Estate Services.  The Partnership may
                    --------------------------------------
have a Vice President of Real Estate Services who shall serve under the direction of the Chief Executive Officer. The Vice President of Real Estate Services shall be responsible for all maintenance and improvements of property and structures, and the development of new locations of the Partnership. The Partners hereby appoint Travis Roberts as the initial Vice President of Real Estate Services.

           6.4.8    Secretary.  The Secretary shall attend all meetings of the
                    ---------
Board of Directors and all meetings of the Partners and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. He shall give, or cause to be given, notice of all meetings of Partners and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chairman. He shall have custody of the seal of the Partnership, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary.

           6.4.9    Limitation.  A Limited Partner, any Affiliate thereof or an
                    ----------
employee, stockholder, partner, member, manager, agent, director, officer or representative of a Limited Partner or any Affiliate thereof, may also be an employee, agent, stockholder, partner, member, manager, director, officer or representative of the Partnership or a General Partner. The existence of these relationships and acting in such capacities will not result in the Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partner.

           6.4.10   Authority Generally.  Unless specifically reserved to the
                    -------------------
Board of Directors under this Agreement, the officers of the Partnership shall have such authority as is necessary and appropriate to carry out the functions of such officer. Each officer of the Partnership shall have such additional authority, including authority to execute documents, instruments and agreements on behalf of the Partnership, as is expressly delegated to such officer by the Board of Directors. One Person may hold one or more offices simultaneously.

     6.5   Modifications to Control.
           ------------------------

           6.5.1    Loan Default.  In the event that the Partnership is in
                    ------------
violation of any covenant under any loan document with respect to any lender to the Partnership, then Control Remedy A and Control Remedy B shall apply to the Partnership.

           6.5.2    EBITDA Control Remedy A.  In the event that EBITDA Actual
                    -----------------------
Results of the Partnership's operations for the latest four quarters commencing with the second full calendar quarter after the date hereof are less than 95% of the EBITDA Projections for such period, then Control Remedy A shall apply to the Partnership.

           6.5.3    EBITDA Control Remedy B.  In the event that EBITDA Actual
                    -----------------------
Results of the Partnership's operations for the latest four quarters commencing with the second full calendar quarter after the date hereof are less than 90% of the EBITDA Projections for such period, then Control Remedy B shall apply to the Partnership.

           6.5.4    Control Remedy C.  In the event that (i) the Partnership is
                    ----------------
in violation of any covenant under any loan document with respect to any lender to the Partnership, and such violation is not waived or cured within the period permitted by such agreement, or (ii) the Partnership is in default of the terms of payment of principal or interest under any loan document with respect to any lender to the Partnership, or (iii) EBITDA Actual Results of the Partnership's operations for the latest five quarters commencing with the second full calendar quarter after the date hereof are less than 85% of the EBITDA Projections for such period, then Control Remedy C shall apply to the Partnership. Control Remedy C shall continue to apply until EBITDA Actual Results of the Partnership's operations for the latest five quarters remain above 95% of the EBITDA Projections for such period for three consecutive quarters, at which point in time the provisions of Control Remedy C shall no longer apply. Any reductions in the levels of authority of the Chairman or any Senior Officer, and any management replacements, as a result of the application of Control Remedy C to the Partnership, shall remain in effect until such time as the Board of Directors approves otherwise.

           6.5.5    No Limitation.  Nothing in this Section 6.5 shall be deemed
                    -------------
to imply or indicate that the Board of Directors shall not have the authority, in the absence of the conditions referred to in Sections 6.5.1, 6.5.2 and 6.5.3, to take any of the Board actions set forth in Control Remedy A, Control Remedy B and Control Remedy C, which authority is hereby confirmed.

     6.6   Major Decisions.
           ---------------

           6.6.1    In General.  The Partnership shall not take any of the
                    ----------
following actions without the consent of all Partners having Partner Veto
Rights:

                    (a) Amend or cancel any agreement (subject to the provisions of such agreement), or enter into a new agreement, between the Partnership and a Partner or Affiliate of a Partner;

                    (b) Acquire any real property that serves or is intended to serve as a truck stop in the business of the Partnership;

                    (c) Enter into a franchise agreement relating to the name or any aspect of the Partnership's business with any Person; or

                    (d) Permit the tax matters partner to take any position or make any decision that could materially adversely affect the Partnership or any Partner;

                    (e) In accordance with Section 8.1, amend any of the following Articles or Sections of this Agreement: Sections 6.1.4 (Composition of the Board of Directors), 8.1 (Amendments), 3.1.3 (Capital Contribution Rights),
5.1.2 (Cash Distributions), Article IV (Allocations), 11.1 (Noncompetition), 9.2 (Transfer and Assignment), or Article VI (Management); and

                    (f) In accordance with and subject to Section 9.1, admit any new Limited Partners to the Partnership.

           6.6.2    Partner Veto Rights.  Only the Partners specified in this
                    -------------------
Section 6.6.2 shall have the right to veto ("Partner Veto Rights") any of the actions by the Board of Directors, the Executive Committee, the Operating Committee or the Partnership set forth in Section 6.6.1 if such Partner maintains the requirements of ownership of Partnership Interests set forth in this Section 6.6.2 for such Partner:

                    (a) So long as Mobil or its Affiliates own no less than 7.5% of the total outstanding Common Partnership Interests or no less than 50% of the amount of Preferred Partnership Interests owned by Mobil on the date hereof, Mobil shall have Partner Veto Rights.

                    (b) So long as the Chartwell Partners or their Affiliates collectively own no less than 7.5% of the total outstanding Common Partnership Interests, Holdings GP shall have Partner Veto Rights.

                    (c) So long as the Cardwell Partners or their Affiliates own no less than 7.5% of the total outstanding Common Partnership Interests or own at least 75% of the amount of Preferred Partnership Interests owned on the date hereof, Petro shall have Partner Veto Rights.


           6.6.3    Additional Limitations on Actions of the Partnership.  So
                    ----------------------------------------------------
long as Mobil or its Affiliates own no less than 3.75% of the total outstanding Common Partnership Interests or no less than 50% of the Preferred Partnership Interests owned by Mobil on the date hereof, the Partnership shall take no action that is a material adverse change to Mobil, in Mobil's reasonable opinion, in Petro's national retail image standards and marketing strategy; provided, however, that the
                                               --------  -------
provisions hereof shall not prevent the Partnership from acquiring one or more truck stops if such acquired truck stops will not be branded Petro or Mobil until they meet such standards.

           6.6.4    Voting.  Except as specifically set forth in Section 17-216
                    ------
of the Act, no Partner shall have any right to vote on any matter relating to the Partnership except as expressly provided in this Agreement. No class of Partners shall have any right to vote as a class on any matter relating to the Partnership except as expressly provided in this Agreement. The Partnership may merge with, consolidate into, or convert into, another Person only upon the unanimous consent of the Partners that have Partner Veto Rights (without the need for the consent of any other Person); provided, however, that the
                                           --------  -------
Partnership may merge with, consolidate into, or convert into, another Person to consummate an IPO Incorporation upon the approval of only the Chartwell Partners (without the need for the consent of any other Person (subject to Section 12.1.6 of this Agreement)).

     6.7   Right to Rely on Chairman or Secretary.  Any Person dealing with the
           --------------------------------------
Partnership may rely (without duty of further inquiry) upon a certificate signed by the Chairman or Secretary as to the identity of any Partner, the Persons who are authorized to execute and deliver any instrument or document of the Partnership and any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     6.8   Meetings and Approval Requirements of Board of Directors and
           ------------------------------------------------------------
Committees.
----------

           6.8.1    Regular Meetings.  The Board of Directors and its committees
                    ----------------
shall hold regular meetings at such times and places as are established by the consent of the Board of Directors or such committees.

           6.8.2    Special Meetings.  A special meeting of the Board of
                    ----------------
Directors or any committee thereof shall be held at the written request of any member of the Board of Directors or such committee.

           6.8.3    Telephonic Meetings.  Any meeting of the Board of Directors
                    -------------------
or any committee thereof may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephonic meeting held pursuant to this Section shall constitute presence in person at such meeting.

           6.8.4    Notices.  Notices of regular meetings of the Board of
                    -------
Directors or its committees are not required. Notices of special meetings of the Board of Directors or its committees shall state the date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address of the Partnership or at such other place as shall be agreed to by the members of the Board of Directors or such committee. The notice of a special meeting shall be given to each member of the Board of Directors or its committees in writing not less than one (1) or more than ten (10) days prior to the date of the meeting. Members of the Board of Directors or its committees may waive in writing the notice requirements hereunder before, at or after the relevant special meeting. Notices shall be delivered personally, by telecopy or recognized overnight delivery service to the last known business address of each member of the Board.

           6.8.5    Quorum.  At each meeting of the Board of Directors or its
                    ------
committees, the presence in person or by telephone of a majority of the votes of the members of the Board of Directors or such committee, provided that at least one nominee of each of the Cardwell Partners, the Chartwell Partners and Mobil (so long as each shall be entitled to membership thereon) shall be present, shall be necessary to constitute a quorum for the transaction of business.

           6.8.6    Approval Requirements.  Subject to Section 6.6.1 (relating
                    ---------------------
to major decisions), consent or approval of the Board of Directors or its committees shall mean the affirmative vote of a majority of the votes of the members of the Board of Directors or such committees present in person or by telephone, as applicable, and voting at a duly held meeting of the Board of Directors or its committees.

           6.8.7    Written Consents.  Any action required or permitted to be
                    ----------------
taken at a meeting of the Board of Directors or its committees may be taken without a meeting if all of the members of the Board of Directors or such committee consent thereto in writing. Such consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

                                  ARTICLE VII

                         LIABILITY AND INDEMNIFICATION
                         -----------------------------

     7.1   General.  Each current and former Partner of the Partnership and the
           -------
shareholders, partners, officers, directors, members, managers, employees and agents of each Partner and its Affiliates, including the tax matters partner and each member of the Board of Directors and each committee thereof and the officers of the Partnership (individually, an "Exculpated Party") shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner and shall be indemnified and held harmless by the Partnership, to the fullest extent permitted by law, with respect to any liability, damage, loss, injury, expense and cost (including reasonable attorneys' fees) to any Person for any act or omission performed or omitted: (a) in good faith on behalf of the Partnership; (b) in a manner reasonably believed by such Person to be within the scope of the authority granted to such Person by this Agreement or the Board of Directors; and (c) in a manner not constituting willful misconduct, fraud, breach of such Person's fiduciary duty of loyalty or gross negligence. The Partnership shall indemnify, defend and hold harmless each Exculpated Party, to the fullest extent permitted by law, for any such acts or omissions, and for any acts or omissions not meeting such requirements to the extent that a court determines that in view of all the circumstances of the case, such Exculpated Party is fairly and reasonably entitled to indemnification for those expenses that the court deems proper. If approved by the Board of Directors, expenses (including reasonable attorneys' fees and costs) incurred by an Exculpated Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Exculpated Party to repay such amount if it shall ultimately be determined that such Exculpated Party is not entitled to be indemnified by the Partnership.

     7.2   Intentionally Deleted.
           ---------------------

     7.3   Indemnification by Petro Partners.  The Petro Partners (with such
           ---------------------------------
several, or joint and several liability as set forth in the definition of Petro Indemnifying Party in Section 1.1) agree, to the fullest extent permitted by law, to indemnify the Partnership, the Bechtel Partners, their assigns and any Petro Partner who is not an Indemnifying Party with respect to a particular Petro Indemnified Loss, together with their respective Indemnified Parties, from and against, and to hold them harmless from any Petro Indemnified Loss.

     7.4   Survival.  The obligations of the Petro Partners contained in Section
           --------
7.3 shall survive without limitation in time, except as specifically set forth in the definition of "Petro Indemnified Loss" in Section 1.1.106 hereof.

     7.5   Indemnification Procedures.  In any instance where the Partnership or
           --------------------------
a Petro Partner is the Indemnifying Party, the provisions of this Section 7.5 shall apply:

           7.5.1   Notice.  Promptly after the determination of an Indemnified
                   ------
Loss or the assertion of any claim or the commencement of any action by any third party in respect of which a Person is entitled to be indemnified or held harmless under this Agreement, the Indemnified Person shall notify the Indemnifying Parties in writing of the Indemnified Loss or the assertion of claim or commencement of action.

           7.5.2   Reimbursement.  In the case of an Indemnified Loss not
                   -------------
involving an assertion of claim or commencement of action by any third party, the Indemnifying Parties shall promptly reimburse the Indemnified Person for all damages, loss, injury, expense and costs, including reasonable attorneys' fees and costs which the Indemnified Person has suffered or may thereafter suffer as a result thereof.

           7.5.3   Defense by Indemnifying Parties.  Promptly after the
                   -------------------------------
assertion of any claim or the commencement of any action by any third party in respect of which an Indemnified Person is entitled to be indemnified or held harmless under this Agreement, the Indemnified Person shall notify the Indemnifying Parties in writing of such assertion or commencement. Subject to paragraph 7.5.4 below, the Indemnifying Parties shall, at the Indemnifying Parties' expense, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. Subject to paragraph 7.5.4 below, the Indemnifying Parties shall have full control of the defense, including any compromise or settlement; provided, however, that any settlement requiring
                          --------  -------
material nonmonetary consideration from the Indemnified Person must be approved in advance by the Indemnified Person, which approval shall not be unreasonably withheld.

           7.5.4   Defense by Indemnified Person.  If the Indemnifying Parties
                   -----------------------------
fail to diligently and promptly defend or settle the claim or action after notice, which failure continues for more than thirty (30) days after such notice, or if the Indemnified Person is the Partnership or one or more of the Bechtel Partners, then the Indemnified Person shall have the right to defend, at the sole cost and expense of the Indemnifying Parties, the claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Person to a final conclusion or settled. If the preceding sentence applies, the Indemnified Person shall have full control of such defense and proceedings, provided, however, that without the Indemnifying
                              --------  -------
Parties' consent, which shall not be unreasonably withheld, the Indemnified Person may not enter into any compromise or settlement of such claim; and

provided, further, however, that if the Indemnified Person receives a bona fide
--------  -------  -------
offer of monetary settlement (without the requirement for material nonmonetary settlement terms that the Indemnified Person in its sole discretion determines to be contrary to the Indemnified Person's best interests) for any such claim with respect to which the Indemnifying Parties are obligated to indemnify such Indemnified Person, the Indemnified Person shall inform the Indemnifying Parties of the proposed settlement terms and if the Indemnifying Parties are willing and able to pay such settlement upon its terms but the Indemnified Person is not willing to settle on such terms, the maximum indemnification that the Indemnifying Parties must provide to the Indemnified Person with respect to such claim shall be the amount of such bona fide offer of settlement the Indemnifying Parties were willing and able to pay (plus expenses and costs, including reasonable attorneys' fees, incurred to the date such settlement offer is rejected by the Indemnified Person). If requested by the Indemnified Person, the Indemnifying Parties shall, at the sole cost and expense of the Indemnifying Parties, cooperate with the Indemnified Person and its counsel in contesting any claim related to the Indemnified Loss that the Indemnified Person is contesting, or, if appropriate and related to the claim in question, in making any compulsory counterclaim against the Person asserting the claim or any cross-complaint against any Person.

           7.5.5   Fees and Expenses.  The Indemnified Person shall have the
                   -----------------
right to employ separate counsel in any action and to participate therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the employment thereof has been specifically authorized by the Indemnifying Parties in writing, (ii) paragraph 7.5.4 above shall be applicable, or (iii) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Person, and the Indemnified Person shall have been advised by counsel that there are likely to be one or more meritorious legal defenses available to it which are different from or in addition to those available to the Indemnifying Parties. In the event any of the conditions set forth in this paragraph 7.5.5 are met, the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of the Indemnified

Person but shall indemnify the Indemnified Person against all litigation expenses (including reasonable fees and expenses of counsel) in connection with such defense. In the event the conditions set forth in this paragraph 7.5.5 are met, the Indemnified Person shall have the right to select such Person's counsel, which counsel must be reasonably satisfactory to the Indemnifying Parties.

           7.5.6   Periodic Payments.  Indemnification hereunder shall be made
                   -----------------
by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, damage, liability, cost or expense is incurred; provided, however, that no settlement or
                                        --------  -------
compromise of any claim asserted or action commenced in respect of which the Indemnifying Parties will be liable in accordance with its indemnity under this Agreement shall give rise to liability of the Indemnifying Parties unless the Indemnifying Parties shall have been notified in writing of the proposed settlement or compromise and shall have consented in writing thereto, which consent shall not be unreasonably withheld. Promptly after the discovery of any facts or circumstances giving rise to any claim for indemnification under this Agreement, the Indemnified Person shall notify the other parties of the existence of such claim and the basis therefor, provided, however, that the
                                                --------  -------
failure of any Indemnified Person to give such notice promptly shall not relieve the Indemnifying Parties of the indemnity obligations except to the extent that such failure shall adversely affect the ability to defend against third party claims or actions to which the indemnity obligation applies.

           7.5.7   Intentionally Deleted.
                   ---------------------

           7.5.8   Insurance.  The liability of any Indemnifying Parties
                   ---------
hereunder shall be reduced by the amount of insurance, including title insurance and liability insurance, and any other amounts that may be recovered by the Indemnified Person from any third party, provided, however, that the Indemnified
                                         --------  -------
Person shall have no obligation to exhaust available remedies against any insurer or other third party, and it shall be the obligation of, and at the sole expense of, the Indemnifying Parties to pursue any remedies that may be available from any third party to reduce the amount otherwise payable by the Indemnifying Parties and the Indemnified Person shall use reasonable efforts to assist and cooperate with the Indemnifying Parties (at the expense of the Indemnifying Parties) in pursuing such remedies. So long as the Indemnifying Parties shall be diligently pursuing remedies against any such third party, which remedies counsel for the Indemnifying Parties (who shall be reasonably acceptable to the Indemnified Person) shall have informed the Indemnified Person to be reasonably meritorious in the opinion of such counsel, and so long as the Indemnifying Parties shall have posted such bonds and otherwise entered into arrangements satisfactory to the Indemnified Person (in such Person's sole but reasonable discretion) to assure the Indemnified Person that it will not be adversely affected by delay in payment (including loss of interest of cost of funds, as applicable) by the Indemnifying Parties, the Indemnifying Parties may defer payment of amounts which they would otherwise be obligated to pay hereunder to the extent that such third party may be liable therefor. If in the opinion of the Indemnified Person, the Indemnified Person has remedies available to it against third parties and the Indemnifying Parties do not have such remedies available to them against the same third parties, then at the option of the Indemnifying Parties, the Indemnified Person shall, at the sole cost of the Indemnifying Parties, exhaust available remedies against any such third party; provided, however, that the
                                                 --------  -------
Indemnifying Parties shall use all reasonable efforts to assist and cooperate with the Indemnified Person (at the expense of the Indemnifying Parties) in pursuing such remedies; and provided further, however, that the Indemnifying
                            ----------------  -------
Parties shall have posted such bonds and otherwise entered into arrangements satisfactory to the Indemnified Person (in such Person's sole but reasonable discretion) to assure the Indemnified Person that it will not be adversely affected by delay in payment (including loss of interest or cost of funds, as applicable) by the Indemnifying Parties.

     7.6   Liabilities in Exhibit D of the Participation Agreement and
           -----------------------------------------------------------
Obligations.  The parties acknowledge that the liabilities and obligations
-----------
listed on Exhibit D of the Participation Agreement were not assumed by the Partnership and continue as the sole responsibility of the Person or Persons having responsibility therefor prior to the closing of the First Amended Agreement and the Participation Agreement. Should the Partnership (or any Partners in the Partnership other than the responsible Person) become liable or obligated or should any claim or allegation be made that the Partnership (or any Partners in the Partnership other than the responsible Person) are liable or obligated in respect thereof, such matter shall be treated as a Petro Indemnified Loss under this Agreement.

     7.7   No Personal Liability for Indemnification.  Notwithstanding anything
           -----------------------------------------
to the contrary in this Agreement, in no event will any indemnification obligation set forth in this Article VII or otherwise subject any Partner to personal liability.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

     8.1   Amendments.  Subject to Section 6.6.1(e) or as otherwise provided in
           ----------
this Agreement, this Agreement may be amended if such amendment is approved by the holders of 66 2/3% of the Common Partnership Interests (determined by reference to Capital Account balances as most recently calculated prior to the date of the relevant vote or consent); provided, however, that no provision of
                                       --------  -------
this Agreement may be amended in a manner which would alter or change the powers, preferences or special rights of the Partnership Interests or a Partner so as to adversely affect the rights of the holder of such Partnership Interests or such Partner without the consent of such Partner. Amendments to this Agreement may be made only by an instrument in writing signed by the Partners whose consent is required. Without the consent of any other Person, the Board of Directors may amend and revise Schedule A to this Agreement to properly
                                  ----------
reflect any changes required to be reflected thereon by this Agreement.

                                  ARTICLE IX

                        ADMISSIONS; EXITS AND TRANSFERS
                        -------------------------------

     9.1   Admission of Additional Limited Partners.  Subject to Section 3.1.4,
           ----------------------------------------
the Partners owning a majority of the Common Partnership Interests at any time may admit any Person who shall agree to be bound by all of the terms of this Agreement as an additional Limited Partner upon the consent of all Partners having Partner Veto Rights at such time, which consent may not be unreasonably withheld. The amount of any initial Capital Contribution to be made by such new Limited Partner shall be determined by the Board of Directors. Effective upon such admission, the Sharing Percentage of each existing Partner of the Partnership shall be adjusted pro rata to reflect the Partnership Interest of the new Limited Partner, and Schedule A shall be revised to reflect such
                             ----------
adjusted Sharing Percentages as well as the name and initial Capital Contribution of such new Limited Partner. For purposes of this Section 9.1, the withholding of consent shall not be deemed unreasonable if based on a material retail image issue or a competitive petroleum issue or the likelihood that such new Limited Partner would have a detrimental effect on the business of the Partnership.

     9.2   Restriction on Transfers by Partners.
           ------------------------------------

           9.2.1   General.  No Partner shall sell, assign or otherwise dispose
                   -------
of or transfer ("Transfer") all or any portion of its Partnership Interest except in accordance with the provisions of this Section 9.2 and Section 13.8, except as heretofore otherwise disclosed in writing to the Partners and except as required by the lenders to the Partnership.

           9.2.2   Chartwell Transfers.
                   -------------------
                   (a) If a Deadlock occurs or the Chartwell Partners otherwise desire to Transfer some or all of their respective Partnership Interests, the provisions of this Section 9.2.2(a) shall apply. The Chartwell Partners first may deliver a written notice to the Partnership and the other Partners (in the case of a Deadlock, within 45 days after the occurrence of such Deadlock), which notice shall include a statement designating the Partnership Interests that the Chartwell Partners desire to Transfer. Within thirty (30) calendar days after receipt of such notice by the Cardwell Partners, the Cardwell Partners shall notify the Chartwell Partners and Mobil of the price (the "Cardwell Buy Price") at which the Cardwell Partners propose that the Cardwell Partners and/or Mobil may purchase the Partnership Interests designated by the Chartwell Partners. Within thirty (30) calendar days after receipt of the Cardwell Buy Price by the Chartwell Partners, the Cardwell Partners and Mobil shall have the right to offer to purchase, or to designate a third party to purchase, the Partnership Interests of the Chartwell Partners at the Cardwell Buy Price in proportion to each of Cardwell Partners' and Mobil's respective shares of the aggregate of the Cardwell Partners' and Mobil's Common Partnership Interests or otherwise as the Cardwell Partners and Mobil Partners may agree. If the Cardwell Partners collectively or Mobil do not offer to purchase all or part of their proportionate shares of the aggregate of the Chartwell Partners' and Mobil's Common Partnership Interests, such Cardwell Partners on the one hand and Mobil shall notify the remaining party. Such remaining parties shall have the right to offer to purchase all or part of such remaining Partnership Interests of the Chartwell Partners. If the Chartwell Partners decline the Cardwell Buy Price or the Cardwell Partners and Mobil elect not to offer to purchase the Partnership Interests of the Chartwell Partners, the Chartwell Partners shall have one hundred eighty (180) calendar days, after the receipt of a statement of purchase intentions from all of the Cardwell Partners and Mobil, to market the sale of all outstanding Partnership Interests of the Partnership at an enterprise value not less than 105% of the Cardwell Buy Price. If the Chartwell Partners are successful in locating a third party purchaser within one hundred eighty (180) days after the receipt of a statement of purchase intentions from all of the Cardwell Partners and Mobil, the Cardwell Partners and Mobil shall each receive its respective percentage of the sale price of all of the Partnership Interests of the Partnership determined with reference to the Cardwell Buy Price. If the Chartwell Partners do not find a third party purchaser on such terms within such 180-day period, then the Chartwell Partners shall so notify the Cardwell Partners and Mobil and shall be deemed to have made an offer to sell to the Cardwell Partners and Mobil (based upon their respective ownership of Common Partnership Interests) the Partnership Interests of the Chartwell Partners at a price that is equal to 95% of the Cardwell Buy Price.
If the Cardwell Partners and Mobil do not accept the offer to purchase the Partnership Interests of the Chartwell Partners at a price that is equal to 95% of the Cardwell Buy Price within 30 days after the end of the 180 days, the Chartwell Partners shall have the right to market and arrange to sell all of the Partnership Interests of the Partnership to a third party at the best price that it is able to obtain. Upon such sale, the Cardwell Partners and Mobil shall receive their respective share of the proceeds of such sale based on their respective ownership of Common Partnership Interests;

provided, however, that if the price of such sale would be less than 90% of the
--------  -------
Cardwell Buy Price, then the Cardwell Partners and Mobil shall have a pro rata right of first refusal (based on their respective ownership of Common Partnership Interests or otherwise as they may mutually agree) to purchase the Partnership Interests of the Chartwell Partners at such price.
                   (b) A closing on the sale of all or part of the Partnership Interests owned by the Chartwell Partners must occur within ninety (90) calendar days after the acceptance of any offer to purchase such Partnership Interests pursuant to the procedures set forth in Sections 9.2.3(d), (e) and (f) below.

           9.2.3   Cardwell Buy-Sell.
                   -----------------
                   (a) Notice of Cardwell Buy-Sell. Subject to the last sentence
                       ---------------------------
of this Section 9.2.3(a), if Cardwell, Sr. is terminated as Chairman or Chief Executive Officer of the Partnership, or he terminates his employment "for good reason" as defined in his Employment Agreement with the Partnership of even date herewith, (a "Removal"), or if there is a Deadlock and Chartwell Partners do not exercise their rights under Section 9.2.2(a), then within thirty (30) days thereafter the Cardwell

Partners may give written notice (the "Cardwell Buy-Sell Notice") to each of the members of the Board of Directors appointed by Mobil and the Chartwell Partners stating that the Cardwell Partners desire to exercise their rights under this
Section 9.2.3 to sell to, or purchase from, each of Mobil and the Chartwell Partners, all the Common Partnership Interests and Preferred Partnership Interests owned by such Partners and their Affiliates (such interests collectively, the "Entire Interests"). For purposes of determining a purchase price under this Section 9.2.3(c), the Cardwell Buy-Sell Notice shall specify an amount that the Cardwell Partners designate to be the gross fair market value of all assets of the Partnership. The purchase price for the selling Partners' Partnership Interests shall be determined pursuant to Section 9.2.3(c) (relating to Purchase Price). Any Cardwell Buy-Sell Notice given by any of the Cardwell Partners shall be deemed to be given by such party and all of the Cardwell Partners. Notwithstanding anything else in this Section 9.2.3 to the contrary, Cardwell, Sr. shall have no rights to buy or sell Partnership Interests pursuant to this Section 9.2.3 solely because Cardwell, Sr. dies, becomes disabled, resigns (other than "for good reason"), is terminated for cause, as defined in the Cardwell, Sr. Employment Agreement or is terminated as a result of the application of Control Remedy B or Control Remedy C to the Partnership. In the event that the Cardwell Partners sell their Entire Interests pursuant thereto, Kirschner shall have the right to sell its Partnership Interests at the same pro rata Purchase Price, in which event for purposes of this Section 9.2.3 the

Kirschner Partnership Interests shall be deemed a part of the Cardwell Partners Entire Interests.
                   (b) Election. The Chartwell Partners shall have thirty (30) days after receipt of the Cardwell Buy-Sell Notice to elect by written notice to the Cardwell Partners (A) to buy the Cardwell Partners' Entire Interests (the "Buy Option") or (B) to sell to the Cardwell Partners the Entire Interests of the Chartwell Partners (the "Sell Option"). If the Chartwell Partners elect the Buy Option, each of Mobil and the Chartwell Partners shall, in the absence of a contrary agreement between them, be entitled to purchase that proportion of the selling Cardwell Partners' Entire Interests as such buying Partner's Percentage Interest bears to the Percentage Interests of all of the buying Partners, but as to the Cardwell Partners, each buying Partner shall be jointly and severally obligated with respect to the purchase price for the Entire Interests. If the Chartwell Partners elect the Sell Option, each Cardwell Partner shall, in the absence of a contrary agreement between them, be entitled and obligated to purchase that proportion of the selling Partners' Entire Interests as such Cardwell Partner's Percentage Interest bears to the Percentage Interests of all of the Cardwell Partners, but as to the selling Partners each Cardwell Partner shall be jointly and severally obligated with respect to the purchase price for the Entire Interests, except that Cardwell, Jr. and JAJCO II shall be jointly and severally obligated to the selling Partners only for that percentage of the purchase price which is equal to the percentage that their collective Partnership Interests bear to the Percentage Interest of all of the

Cardwell Partners. The Chartwell Partners shall notify the Cardwell Partners of their election within the thirty (30) day period. If no response is received from the Chartwell Partners within the thirty (30) day period, such failure to respond shall be deemed an election of the Sell Option. If either the Buy Option or the Sell Option is properly exercised or deemed exercised as provided above, then the Partners shall buy and sell their respective Entire Interests in accordance with this Section 9.2.3.
                   (c) Purchase Price. The purchase price of the selling
                       --------------
Partners' Entire Interests shall equal the net amount which the selling Partners would receive if the assets of the Partnership were sold for their gross fair market value specified in the Cardwell Buy-Sell Notice with respect to the Partnership, the liabilities of the Partnership liquidated and paid, and the net proceeds distributed to the Partners in accordance with Section 10.3.2. For purposes of applying this Section 9.2.3, a taxable sale of Partnership assets shall be deemed to have occurred, Profits, Losses and other items arising from such deemed sale will be allocated pursuant to Article IV, taking into account any adjustments to Sharing Percentages which occur by the end of the period during which the parties not originally giving the Cardwell Buy-Sell Notice must respond to such notice, and the Partners' Capital Accounts adjusted accordingly. The Executive Committee shall make the calculations necessary to determine the purchase price.
                   (d) Closing; Payment. The closing shall be held at the
                       ----------------
principal office of the Partnership on a business day
selected by the purchasing Partners, which day shall not be less than thirty
(30) or more than one hundred twenty (120) days after the applicable option is properly exercised or deemed exercised. The terms of the purchase and sale shall be unconditional, except that the selling Partners shall be deemed to represent and warrant that as of the closing they shall have good and marketable title to their Entire Interests being sold and that such Entire Interests shall be transferred subject to no claims, liens, encumbrances, options, warrants or rights of third parties and shall deliver at the closing an instrument confirming such representations and warranties. At the closing, the following events shall occur: (A) the purchasing Partners shall deliver an amount equal to the purchase price determined under Section 9.2.3(c) in immediately available funds, to the selling Partners; (B) the selling Partners shall deliver to the purchasing Partners assignments of their Entire Interests being sold without warranty except as expressly provided above; and (C) the purchasing Partners shall, in addition to the purchase price determined under Section 9.2.3(c), pay or cause the Partnership to pay to the respective selling Partners, in immediately available funds, an amount equal to the principal balance of, and any accrued and unpaid interest on, any loans of such selling Partners to the Partnership, which payment shall be deemed a payment to such selling Partners with respect to such loan to the extent of the amounts so paid.
                   (e) Failure to Perform. If a selling Partner defaults in its
                       ------------------
obligation to deliver an assignment of its Entire Interest, the defaulting Partner shall cease to be a Partner of the

Partnership and shall have no further right or interest under this Agreement or in and to the Partnership other than to receive its share of the purchase price, net of damages and expenses resulting from such default. Notwithstanding any other provision of this Section 9.2.3, if a purchasing Partner wrongfully fails to close the purchase and sale, the selling Partners shall have the right, by written notice to the defaulting Partner given within sixty (60) days after the last date for the closing, to treat the failure to perform as an exercise by such purchasing Partner of the Sell Option at 95% of the purchase price that the purchasing Partner would have received for such Partner's Entire Interests pursuant to Section 9.2.3 as a selling Partner, made as of the date of such default, and the selling Partners shall then have all of the rights pursuant to an election of the Buy Option. If the selling Partners do (1) elect to pursue the Buy Option, the purchase pursuant thereto shall be such selling Partners' sole and exclusive remedy for such failure; or (2) not elect to pursue the Buy Option, they may pursue any other rights they may have in equity or at law.
                   (f) Amendment to Partnership Agreement.  If, pursuant to the
                       ----------------------------------
provisions of this Section 9.2.3, any Partner sells, assigns or transfers its Entire Interest in a permitted manner, then the Partners and the transferee shall amend this Agreement to reflect such event.

           9.2.4   General Right of First Refusal.
                   ------------------------------
                   (a) Subject to the terms of this Agreement, any Partner may Transfer, in one or more transactions, up to an aggregate of 25% of the total Common Partnership Interests owned by such Partner on the date hereof by following the procedures in this Section
9.2.4. If a Partner (the "Selling Partner") desires to Transfer 25% or less of the total Common Partnership Interests owned by such Partner on the date hereof, the Selling Partner first shall deliver a written notice (the "Transfer Notice") to the Partnership and the other Partners, together with all agreements, schedules and documents relating thereto. The Transfer Notice shall name the proposed transferee (if any), the amount of the Partnership Interest to be transferred, the purchase price and all other terms and conditions of the Transfer. In the event the Transfer is to be made without consideration, the purchase price shall be deemed to be the Fair Market Value of the Partnership Interest on the date of the Transfer Notice. If the proposed purchase price includes property and assets other than cash, the cash value of such property shall be the Fair Market Value of such property.
                   (b) For twenty (20) Business Days following receipt of the Transfer Notice (the "Partnership Option Period"), the Partnership shall have the option to purchase all or a portion of the Partnership Interest specified in the Transfer Notice at the price and upon the terms set forth in the Transfer Notice by delivering a written notice to the Selling Partner specifying the portion of the available Partnership Interests the Partnership desires to purchase.
                   (c) In the event the Partnership does not elect to acquire all of the Partnership Interests specified in the Transfer Notice, the Partners shall have the option of purchasing such available Partnership Interests during the ten (10) Business Day period immediately following the Partnership Option Period (the "Partner Option Period"). A Partner electing to purchase such Partnership Interests shall, within the Partnership Option Period, deliver a written notice to the Partnership and the Selling Partner specifying the portion of the available Partnership Interests such Partner desires to purchase. In the event the available Partnership Interests are oversubscribed, the available Partnership Interests shall be allocated among the Partners desiring to purchase the Partnership Interests pro rata, in accordance with the purchasing Partner's respective ownership of Common Partnership Interests.
                   (d) In the event the Partnership and/or the other Partners elect to purchase all of the Partnership Interests as specified in the Transfer Notice, settlement for such Partnership Interests shall be consummated within forty-five (45) days after the date of the Transfer Notice; provided, however,
                                                            --------  -------
that if the terms and conditions contained in the Transfer Notice specify consideration other than cash, the Partnership and/or Partners shall pay the cash value of such consideration as determined in accordance with Section 9.2.4(a). Any Partnership Interests acquired by the Partnership in accordance with this Section 9.2.4 shall be deemed cancelled and Schedule A shall be amended accordingly.
                   (e) In the event the Partnership and/or the other Partners do not elect to purchase all of the Partnership Interests specified in the Transfer Notice, the Selling Partner may within the 180-day period following the expiration of the Partnership Option Period, sell such Partnership Interests to a third party at a price equal to or greater than the price and on terms not materially more favorable to the buyer than those contained in the Transfer Notice. If the sale is not consummated within such time period, the provisions of Section 9.2.4 shall again apply to such Partnership Interests.
                   (f) Notwithstanding any other provision of this Agreement, any Transfer of any Partnership Interests in contravention of any of the provisions of this Agreement shall be void and ineffective and shall not bind or be recognized by the Partnership. To the fullest extent permitted by law, the Selling Partner hereby agrees to indemnify and hold harmless, the Partnership and the other Partners against any and all loss, damage and expense (including without limitation tax liabilities or loss of tax benefits) arising directly or indirectly from any Transfer or purported Transfer in violation of this Agreement.
                   (g) Kirschner may, subject to the first refusal rights and procedures set forth in this Section 9.2.4, Transfer all of its Partnership Interests; provided, that, the Executive Committee approves any third party sale
           --------  ----
which approval shall not be unreasonably withheld.
                   (h) Nothing herein shall preclude any Partner from pledging its Partnership Interests.

          9.2.5    Transfers to Affiliates.  Any Partner shall have the right to
                   -----------------------
Transfer all or part of its Partnership Interests to a majority beneficially owned Affiliate or an Affiliate which owns a majority of such Partner or to an Immediate Family Member of such Partner; provided, however, that voting rights of such Partners shall not be transferred
--------  -------
upon Transfer of such Partnership Interest to an Immediate Family Member unless such Immediate Family Member is admitted to the Partnership in accordance with
Section 9.3.

           9.2.6   Rights Upon Transfer.  Any Partner that has Transferred all
                   --------------------
or any portion of its Partnership Interest in accordance with this Agreement may execute, deliver and perform all such other agreements, documents, instruments and other writings as are contemplated by the Transfer, including, without limitation, powers of attorney, credit agreements, liens, mortgages, pledge agreements and financing statements (the "Transfer Documents"). Transfer Documents may include such rights and remedies as are agreed to among the parties to the Transfer and consented to by the Board of Directors, including, without limitation, information rights, restrictions on assumption of indebtedness, rights to distributions of the Partnership to the transferor, foreclosure rights and restrictions on voting and other rights. The Partners agree that the party in whose favor the rights and remedies are granted is authorized to exercise those rights and remedies.

           9.2.7   Change of Control Restriction.  The Partners acknowledge that
                   -----------------------------
the Indenture relating to the Partnership's 10 1/2% Senior Notes due 2007 and the Partnership's bank credit agreement contain a "Change of Control" provision which, if triggered, would create an event of default under any debt instrument or agreement binding upon the Partnership or its assets. The Partners therefore agree that, notwithstanding any provision of this Agreement to the contrary, except in the event of a transaction pursuant to Section 9.2.2, 9.2.3 or Article XII of this Agreement, no Partner shall be permitted, without the prior express written consent of the Executive Committee, to receive distributions in kind, or directly or indirectly transfer Partnership Interests, in the aggregate equal to or in excess of that amount of equity of the Partnership or its successor that, together with an assumed similar simultaneous distribution in kind to all other Partners and all other direct and indirect Partners in the Partnership in amounts based upon hypothetical liquidations of the Partnership and such other direct and indirect Partners, would result in a "Change of Control" occurring under any of the then existing debt documents or instruments of the Partnership or its successor.

     9.3   Rights of Unadmitted Assignees.  Without the prior written consent of
           ------------------------------
the Board of Directors (which consent may be withheld or given in the sole discretion of the Board of Directors), an assignee of a Partnership Interest (including, without limitation, anyone who becomes an assignee through the enforcement of a remedy by a holder of a security interest in a Partnership Interest) shall not be admitted as a substituted Limited Partner, shall be entitled only to allocations and distributions with respect to such Partnership Interest in accordance with this Agreement and shall have no right to any information or, to the fullest extent permitted by law, to an accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership and shall not have any of the rights of a Partner under the Act or this

Agreement, including any voting rights granted under this Agreement. An assignee of a Partnership Interest shall execute an instrument in form and substance satisfactory to the Board of Directors agreeing to be bound by, and to acquire the Partnership Interest subject to, the provisions of this Agreement.

     9.4   Distributions and Allocations in Respect to Transferred Interests.
           -----------------------------------------------------------------
If any Partnership Interest is Transferred (which, for purposes of this Section 9.4, shall not include a pledge, encumbrance or grant of a security interest) during any Fiscal Year in compliance with the provisions of this Article IX, all items of Profit and Loss attributable to the Transferred Partnership Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Partnership Interests during such Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Executive Committee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Any Partnership Interest that is transferred to a transferee pursuant to this Agreement whereby the transferee is admitted as a substitute partner to the Partnership shall be subject to the same terms and provisions under this Agreement in the hands of the transferee as in the hands of the transferor.

     9.5   Employee Common Partnership Appreciation Rights.  The Board of
           -----------------------------------------------
Directors may issue to employees of the Partnership certain rights to share in the appreciation in the value of the Partnership from and after the Effective Date; provided, that any
      --------
rights granted shall not, in the aggregate, exceed ten percent (10%) of any appreciation in value of the Partnership from and after the Effective Date. Any such rights are not, and shall not be deemed to be, Partnership Interests in the Partnership, and no employees, by virtue of its ownership of such rights, shall be or be deemed to be a Partner of the Partnership.

     9.6   Termination of the Partnership.  Except for Transfers of Partnership
           ------------------------------
Interests specifically permitted in this Agreement or an IPO Incorporation, no Transfers of Partnership Interests shall be made if the effect of the Transfer will be to terminate the Partnership pursuant to Section 708(b) of the Code or any similar successor provision of the Code, or otherwise materially adversely affect the Partnership or any other Partner under the Code.

                                   ARTICLE X

                          DISSOLUTION AND WINDING UP
                          --------------------------

     10.1  No Termination.  Except as expressly provided in this Agreement, to
           --------------
the fullest extent permitted by law, no Partner shall have the right, and each Partner hereby agrees not, to dissolve, terminate or liquidate the Partnership. No Partner shall have the right, and each Partner hereby agrees not, to petition a court for the dissolution, termination or liquidation of the Partnership except as such rights are provided in this Agreement or are available under applicable law notwithstanding any agreement herein to the contrary.

     10.2  Events of Dissolution.  The Partnership shall dissolve and commence
           ---------------------
winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

           10.2.1  Expiration.  Expiration of the term of Partnership set forth
                   ----------
in Section 2.4;

           10.2.2  Executive Committee.  The unanimous approval of the Executive
                   -------------------
Committee to dissolve the Partnership, but only on the effective date of dissolution specified by the Executive Committee at the time of such approval;

           10.2.3  Impossibility.  The happening of any event that makes it
                   -------------
unlawful, impossible or impractical to carry on the business of the Partnership;

           10.2.4  General Partner Withdrawal.  The withdrawal, removal or
                   --------------------------
bankruptcy of a General Partner, the assignment by a General Partner of its entire interest in the Partnership or any other event that causes a General Partner to cease to be a general partner under the Act; provided, however, that
                                                        --------  -------
the Partnership shall not be dissolved and required to be wound up in connection with any such events if (i) there is at least one remaining General Partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership in accordance with this Agreement, or (ii) within 90 days after the occurrence of such event, a majority in interest of the remaining Partners holding Common Partnership Interests (or such greater percentage as is required by the Act) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event of one or more additional General Partners of the Partnership;

           10.2.5  Consent.  The written agreement of all Partners of the
                   -------
Partnership; and

           10.2.6  Judicial Dissolution.  The entry of a decree of judicial
                   --------------------
dissolution under Section 17-802 of the Act.

     10.3  Winding Up.  Upon the dissolution of the Partnership, the Partnership
           ----------
shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Partnership assets have been distributed pursuant to this Section
10.3 and the Certificate of Limited Partnership has been cancelled in accordance with the Act. The Board of Directors shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and assets, shall cause the Partnership property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

           10.3.1   To Creditors.  First, to creditors of the Partnership,
                   ------------
including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making or reasonable provision, including reserves, for payment thereof); and

           10.3.2   To Partners.  The balance, if any, to the General Partners
                   -----------
and the Limited Partners in accordance with Section 5.1.2.

                                  ARTICLE XI

                           NONCOMPETITION AGREEMENT
                           ------------------------

     11.1  Covenant Not to Compete.
           -----------------------

           11.1.1  Chartwell and Cardwell.  As a separately bargained for
                   ----------------------
commitment, so long as any affiliate of Chartwell Partners or Cardwell Partners continues as a Partner, or shareholder, partner or Affiliate of any Partner in the Partnership or holds directly or indirectly any Partnership Interest or Shares in the Corporation, or is an officer or employee of the Partnership, and for the Non-Compete Period after termination of any direct or indirect ownership interest in the Partnership or Shares in the Corporation, each of Chartwell Partners and Cardwell Partners shall take such action as shall be required to ensure that neither it nor they Affiliates shall (unless acting as an agent, representative, consultant, contractor or employee of the Partnership), directly or indirectly (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, contractor, or otherwise (with or without compensation) with, or use or permit his or its name to be used in connection with, any competitive business within a radius of two hundred fifty (250) miles of any truck stopping center or business location in which the Partnership conducted business during such Partner's association with the Partnership, in competition with the development of truck stopping centers, or (ii) solicit any customer, employee, vendor, supplier or business contact of the Partnership regarding matters relating to the business of the Partnership or competition with the business of the Partnership, or (iii) solicit any officer or employee of the Partnership unless such officer or employee has been terminated by the Partnership unilaterally and without cause. Notwithstanding the foregoing: (i) Cardwell, Sr. or an entity directly or indirectly owned by him, may own, manage, operate and finance the El Paso Truck Terminal, C&R Distributing, Inc. and retain his interest in the franchisee which currently owns and operates four (4) Petro Stopping Center franchises; and (ii) Affiliates of the Chartwell Partners may own, manage and/or operate entities in its convenience store/gasoline sales business.

           11.1.2  Mobil.  For so long as Mobil or any of its Affiliates own any
                   -----
Partnership Interests or Shares and thereafter during the Non-Compete Period, neither Mobil nor its Affiliates shall directly purchase or own any Truck Stop Chain (for purposes of this Article 11, defined as ten or more truck stops in three or more states); provided, however, that neither Mobil nor its Affiliates
                       --------  -------
shall be precluded from, directly or indirectly, investing or otherwise participating in a Truck Stop Chain as a consequence of a merger, acquisition or joint venture with or of another entity whose principal business (i.e., based on
                                                                  ----
gross revenue) is not a Truck Stop Chain and, if an entity is acquired or joint ventured in which a Truck Stop Chain is not the principal business, adequate measures are put in place to protect the confidentiality and non-use of non-public Petro information (including but not limited to (a) an internal Mobil Oil Corporation "Chinese wall" such that employees of Mobil Oil Corporation and its Affiliates directly involved in the management, strategic direction and operation of the competing truck stop chain would not have access to the Partnership's confidential information and would not be involved in the Partnership's business; and (b) Partnership Board of Directors, Executive Committee and Operating Committee representatives of Mobil
(i) would not, if so requested by the Chartwell Partners and the Cardwell Partners, participate in any strategic decision concerning Partnership business to the extent the competing Truck Stop Chain's business is competitive with the Partnership business and (ii) would be deemed to vote in the same manner as the Chartwell Partners and Cardwell Partners representatives vote on any matter referred to in clause (b)(i) above).

     Neither Mobil nor its Affiliates shall, for so long as they own any Partnership Interests and for two years thereafter, solicit any employee of the Partnership unless such employee has been terminated by the Partnership unilaterally and without cause.

           11.1.3  Kirschner Non-Compete.  For so long as Kirschner or any of
                   ---------------------
its Affiliates own a Partnership Interest, and for a period of two years thereafter, Kirschner and its Affiliates shall comply with the provisions of the Covenant Not To Compete set forth in the Franchise Agreement dated December 29, 1995 between the Company and Bordentown Junction Truck Stop Joint Venture.

           11.1.4  Reformation.  In connection with the restrictive covenants
                   -----------
contained herein, the parties hereto agree that (a) the terms and conditions of the restrictive covenants have been agreed by the parties hereto to be reasonable, (b) the restrictive covenants were negotiated in good faith by the parties hereto and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided for herein or were applied in more restrictive geographical areas than are provided for herein, (c) the business of the Partnership is highly competitive and the restrictive covenants are material to the parties' willingness to enter into this Agreement, and (d) the restrictive covenants are not more restrictive than is necessary to protect the legitimate interests of the Partnership and the parties hereto. In the event the provisions of this Section should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, they shall be deemed reformed in that jurisdiction to the maximum extent permitted by applicable law.

     11.2  Ownership in Publicly Traded Corporation.  The foregoing covenant
           ----------------------------------------
shall not prohibit any Partner from owning less than a five (5) percent ownership interest in any competitor which is a publicly held corporation.

                                  ARTICLE XII

                           CONVERSION TO CORPORATION
                           -------------------------


     12.1  Conversion to Corporation for Public Offering.
           ---------------------------------------------

           12.1.1  Chartwell Partners Demand.  The Chartwell Partners at any
                   -------------------------
time may file a request in writing (the "Request") with the Board of Directors that the Partnership be incorporated under the laws of the State of Delaware or such other state as the Board of Directors may agree (the "Corporation"), but solely for the purpose of effecting an initial public offering of the Corporation's stock to be registered under the Securities Act (the "IPO Incorporation"). The Partners, the Executive Committee and the Board of Directors hereby approve the IPO Incorporation, effective as of such time as the same shall be requested by the Chartwell Partners, and the Plan, subject only to
Section 12.1.6.

           12.1.2  Opinion.  The Request shall be accompanied by a letter from a
                   -------
reputable investment banking firm selected by the Chartwell Partners experienced in effecting initial public offerings stating (a) that in the opinion of such investment banking firm such a public offering will be reasonably likely to be successfully completed, (b) the suggested capital structure for such Corporation (i.e., the number of shares of common stock and preferred stock into which the
 ----
Partnership Interests should be converted), (c) the probable size of the offering in terms of number of shares to be offered, the allocation of the offering among the Corporation and its shareholders, and the likely price range per share in the offering (the "Offering Amount"), and (d) that such firm is prepared to act as the managing underwriter in a "firm commitment" underwriting of the shares, if completed. Such letter will not be a binding commitment of the underwriter, it being understood by the parties that any underwriter's commitment will be by way of a firm underwriting agreement in customary form executed at the time and in the manner as is customary in initial public offerings.

           12.1.3  Plan.  The Request shall also be accompanied by the proposed
                   ----
Plan of Reorganization ("Plan") for conversion of the Partnership into a Corporation, which shall contain such terms as the Chartwell Partners shall reasonably determine to be appropriate, including the proposed form of Certificate of Incorporation and Bylaws of the Corporation. The terms of any such Plan shall require (a) that the Common Partnership Interests of each Partner of the Partnership be converted into shares of one class of common stock of the Corporation ("Common Stock") based on the conversion price determined under Section 12.1.10 and without regard to voting and other differences in rights among classes of Common Partnership Interests, (b) that the Preferred Partnership Interests be converted into one or more classes of preferred shares of the Corporation ("Preferred Stock", together with the Common Stock, the "Shares") having a liquidation value equal to the Unrecovered Capital and any unpaid and accrued Preferred Return with respect thereto, and generally with the same economic terms as to priority, dividends and mandatory redemption as the Preferred Partnership Interests, (c) except to the extent required by applicable law or the managing underwriter of the offering, the IPO Incorporation and the conversion of Partnership Interests to Shares shall not take place prior to the closing under the underwriting agreement, (d) to the extent shares of Common Stock may be sold other than for the account of the Corporation, the holders of Common Stock to be issued pursuant to the Plan shall have the right to participate in the public offering pro rata to the number of shares of stock to be received by them pursuant to the Plan but only if such holders agree to participate in the underwriting on the same basis as other selling shareholders, including but not limited to execution of the underwriting agreement, (e) that the minimum number of directors of the Corporation shall be six (6) and (f) the option provided for in Section 12.1.5.

           12.1.4  Alternative Structures.  The Chartwell Partners shall have
                   ----------------------
the right to require alternative structures for an initial public offering or for a transaction pursuant to Section 9.2.2, including but not limited to a merger, consolidation, sale or transfer of all the assets of the Partnership, or creation of a holding company structure, which may or may not involve the conversion of the Partnership to a corporation. No such structural change (whether an IPO Incorporation or an alternative structure) shall be effective until the consummation of the transaction involving such IPO Incorporation, alternative structure or Section 9.2.2 transaction.

           12.1.5  Partner Securities Exchange.  At the option of any Partner,
                   ---------------------------
such Partner may exchange all the equity securities issued by it or its direct or indirect parent (instead of such Partner's Partnership Interests) in exchange for the Shares, provided that: (a) such Partner has no material assets or liabilities other than its Partnership Interests; and (b) proper indemnities are provided to the Partnership and its Affiliates by the recipient(s) of the Shares with respect to any liabilities of the Partner at the time of such exchange.

     All expenses in connection therewith, including any expenses reasonably incurred by the Chartwell Partners and, with respect to the legal, investment banking and accounting advisors selected by the Chartwell Partners, approved by the Executive Committee, which approval shall not be unreasonably withheld in respect of the Plan and the other matters described in this Section 12.1, shall be paid or reimbursed by the Partnership.

           12.1.6  Objection.  If any of the Cardwell Partners shall object to
                   ---------
the IPO Incorporation, then the Cardwell Partners may veto the IPO Incorporation, in which event all of the Cardwell Partners (the "Purchasing Partners") shall be jointly and severally obligated to purchase all or such part of the Common Partnership Interests of the Chartwell Partners and Mobil and Kirschner, who elect by written notice to the Partnership within sixty (60) days of such objection to sell all or part of their Common Partnership Interests in the Partnership (the "IPO Block Selling Partners") to the Purchasing Partners; provided that, if the Request is made prior to January 30, 2000, the Cardwell
-------- ----
Partners shall be obligated
to purchase only 50% of all the Common Partnership Interests of any IPO Block Selling Partner.

           12.1.7  Purchase.  The purchase by the Purchasing Partners shall take
                   --------
place within one hundred twenty (120) days after the mailing of the Request (the "Mailing"). The purchase price for the Partnership Interest of a Partner shall be determined under Section 12.1.10, assuming for this purpose that the Offering Amount is determined by the middle of the selling price range referenced in
Section 12.1.2(c) and by the estimated number of shares of Common Stock to be offered as referenced in Section 12.1.2(c). In addition, all expenses reasonably incurred by the Partners in respect of the Plan and the other matters described in this Section 12.1 shall be paid or reimbursed by the Purchasing Partners. The Partnership shall pay all direct and indirect transfer taxes associated with the purchase and sale. Payment shall be in cash against delivery of such documents of transfer as the Purchasing Partners may reasonably request to transfer the Interests sold by the IPO Block Selling Partners free and clear of all liens, claims, encumbrances and rights of third parties other than any rights of first refusal or other purchase rights pursuant to this Agreement.

           12.1.8  Security.  In order to secure the payment by the Purchasing
                   --------
Partners to the IPO Block Selling Partners, within ninety (90) days of the Mailing, the Purchasing Partners shall execute a finance and security agreement (for an amount not less than the purchase price as determined under Section 12.1.10) in the form provided by the IPO Block Selling Partners, and reasonably acceptable to the Purchasing Partners, and deposit in escrow with a security agent selected by the Chartwell Partners and reasonably acceptable to the Purchasing Partners, documents of transfer in the form appended to the finance and security agreement, executed in blank, with respect to the Partnership Interests held by the Purchasing Partners.

           12.1.9  Assistance.  The Partnership shall provide the Chartwell
                   ----------
Partners and its employees, attorneys, accountants, agents and investment bankers ("Agents") all reasonable assistance as may be reasonably requested in connection with the development of any proposal for an IPO Incorporation and Plan, including but not limited to providing full access to the properties, employees and books and records of the Partnership; provided, however, that the
                                                    --------  -------
Partnership shall have the right to require any such Partner and its Agents to execute such confidentiality agreements as may be reasonably requested by the Partnership.

           12.1.10 Conversion Price.  The IPO conversion price of any Partner's
                   ----------------
Common Partnership Interest in the Partnership shall equal the net amount which such Partner would receive if the assets of the Partnership were sold for their gross fair market values as of the date of the IPO Incorporation, the liabilities of the Partnership paid, and the net proceeds distributed in accordance with Section 10.3.2. For purposes of applying this Section 12.1.10, a sale of Partnership assets shall be deemed to have occurred, Profits, Losses and other items arising from such deemed sale will be allocated pursuant to Article IV, taking into account any adjustments to Sharing Percentages which occur on or before the date of the IPO Incorporation, and corresponding adjustments to the Partners' Capital Account balances shall be made. For this purpose, the gross fair market value of all Partnership assets shall be equal to the middle of the range of the Offering Amount multiplied by the number of shares of common equity to be outstanding immediately prior to the IPO plus all liabilities and Preferred Interests of the Partnership. The Executive Committee shall compute such conversion price.

     12.2  Registration Rights.
           -------------------

           12.2.1  Application.  The provisions of this Section 12.2 shall apply
                   -----------
to any Partner of the Partnership who shall have the right to receive Common Stock to be issued or who received Common Stock issued pursuant to the IPO Incorporation. For purposes of this Section 12.2, such Partners are referred to as a "Holder" or "Holders" of Common Stock of the Corporation, even though at any particular time they are Partners and not yet holders of Common Stock, and "Corporation" shall be deemed to include the Partnership prior to the transfer of assets by the Partnership to the Corporation pursuant to the Plan.

           12.2.2  Piggyback Registration Rights.
                   -----------------------------
                   (a) Rights to Piggyback. After the consummation of the IPO,
                       -------------------
if the Corporation otherwise proposes to register any Common Stock under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (as defined below) (other than a Registration Statement on Form S-8 or any similar successor forms) (a "Piggyback Registration"), the Corporation will give written notice to all Holders of Registrable Securities, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. The Corporation will, subject to subsection 12.2.3 below, include in such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 20 business days after the date of delivery of the Corporation's notice; provided, however, that if, at any time
                                      --------  -------
after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Corporation shall be relieved of its obligation to register any Registrable Securities under this Section 12.2 in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Corporation shall be permitted to delay registering any Registrable Securities under this Section
12.2 during the period that the registration of such other securities is delayed. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Corporation and offered to the public in a Piggyback Registration pursuant to this Section 12.2.2 on the terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Corporation.
                   (b) Priority on Piggyback Registrations. If the managing
                       -----------------------------------
underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Corporation shall reasonably determine (and notifies the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a) above) will adversely affect the success of such offering, the Corporation will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Corporation, as the case may be, can be sold as follows: (i) if such registration was initiated by the

Corporation, (A) first, the shares the Corporation proposes to sell and (B) second, the Registrable Securities and other shares of Common Stock requested to be included in such registration by the Holders thereof entitled to participate in such registration; and (ii) if such registration was initiated as the result of the exercise of a demand registration right of holders of Common Stock other than the Holders (A) first, the shares of Common Stock requested to be included in such registration by the demanding holders pro rata among those requesting such registration on the basis of the number of shares of Common Stock requested to be included and (B) second, the shares to be issued and sold by the Corporation and shares held by Persons other than the demanding holders and requested to be included in such registration. To the extent that the privilege of including Registrable Securities or other shares of Common Stock in any Piggyback Registration must be allocated among the Holders thereof pursuant to clauses (i)(B) or (ii)(B) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein.
                   (c) Selection of Underwriters. If any Piggyback Registration
                       -------------------------
is an underwritten offering, the Executive Committee will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

           12.2.3  Demand Registration Rights.
                   --------------------------
                   (a) Right to Demand by the Shareholders. On any two occasions
                       -----------------------------------
after 270 days after the first registration of shares of Common Stock under the Securities Act (other than any registrations on Form S-8 or any similar successor form), any one or more initial Holders of Registrable Securities (collectively, a "Demanding Group") may make a written request of the Corporation for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "Demand Registration"); provided, however, that (x) the
                                      --------  -------
Corporation need not effect a Demand Registration unless such Demand Registration shall include a number of Registrable Securities having an estimated fair market value of $7,500,000 upon the receipt of notice of Demand Registration (y) the Corporation may, if its Board of Directors determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have an adverse effect on the Corporation, defer such Demand Registration for a single period not to exceed 180 days, and (z) if the Corporation elects to defer any Demand Registration pursuant to terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement during the term of such deferral. Within 30 days after receipt of the request for a Demand Registration, the Corporation will send written notice (the "Notice") of such registration request and if a proper request is made in accordance herewith, its intention to comply therewith, to each of the other holders of

Registrable Securities and, subject to subsection (c) below, the Corporation will include in such registration all Registrable Securities of such Holder with respect to which the Corporation has received written requests for inclusion therein within 30 business days after the effectiveness of the Notice. All requests made pursuant to this subsection (a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof. For purposes of this Section 12.2.3(a), the Cardwell Partners shall be collectively deemed one Holder and the Chartwell Partners shall be collectively deemed one Holder.
                   (b) Number of Demand Registrations. A Demand Registration
                       ------------------------------
shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least 90 days or such shorter period when all Registrable Securities properly included therein have been sold in accordance with such Demand Registration .

     If the Corporation elects to issue and sell any equity securities pursuant to any Registration Statement filed in connection with a Demand Registration, then such Registration shall be deemed to be a Demand Registration solely for purposes of determining the number of Demand Registrations granted by this Agreement unless the Corporation's participation in the Registration Statement reduces the number of equity securities which otherwise would have been sold by equity security holders pursuant to such Registration Statement.
                   (c) Priority on Demand Registrations. If in any Demand
                       --------------------------------
Registration, the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, in the opinion of the holders of a majority of the Registrable Securities included therein), advise the Corporation in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having an adverse effect on the success of the offering (including, without limitation, any impact on the selling price or the number of shares that any participant may sell), the Corporation will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or holders of Registrable Securities, as the case may be) can be sold without having an adverse effect on the success of the offering as follows: (i) first, the Registrable Securities properly requested to be included in such Demand Registration by the Holders thereof pro rata among those requesting such Demand Registration on the basis of the number of Shares requested to be included, (ii) second, the shares to be issued and sold by the Corporation and shares held by Persons other than the holders of Registrable Securities and requested to be included in such Demand Registration. To the extent that the privilege of including shares of Common Stock in any Demand Registration must be allocated among the Holders thereof pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein.
                   (d) Selection of Underwriters. If a Demand Registration is an
                       -------------------------
underwritten offering, the Executive Committee will select a managing underwriter or underwriters of recognized national standing to administer the offering; provided, however, that such underwriter or underwriters must be
          --------  -------
reasonably satisfactory to the holders of a majority of the Registrable Securities to be included in such Demand Registration held by members of the Demanding Group that initiated such Demand Registration. Only the Executive Committee may approve of a demand registration without an underwriter.

           12.2.4  Registration Procedures.  With respect to any Piggyback
                   -----------------------
Registration or Demand Registration (generically, a "Registration"), the Corporation will, subject to subsections 12.2.2(a)(ii) and 12.2.3(a) above, as expeditiously as practicable:
                   (a) prepare and file with the Commission, a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof;
                   (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;
                   (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Common Stock owned by them;
                   (d) use commercially reasonable efforts to register and qualify the Common Stock covered by the Registration Statement under securities or Blue Sky laws of such states as shall be reasonably requested by the Holders or underwriters, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states; and

                   (e) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

(iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or incomplete or which otherwise requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                   (f) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                   (g) upon the occurrence of any event contemplated by subsection (e)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                   (h) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

     The Corporation may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Corporation such information regarding the proposed distribution of such securities as the Corporation may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in subsection (e)(v) of this subsection 12.2.4, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus, or until it is advised in writing (the "Advice") by the Corporation that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Corporation, such Holder will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in such Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

           12.2.5  Restrictions on Public Sale.
                   ---------------------------
                   (a) Public Sale by Holders of Registrable Securities. To the
                       ------------------------------------------------
extent inconsistent with applicable law, each Holder whose Registrable Securities are included in a Registration Statement, hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 30 business days prior to, and during the 120 day period (or such shorter period as may be agreed to by such underwriters) beginning on the effective date of a Registration Statement pursuant to such Piggyback Registration or Demand Registration (except as part of such Piggyback or Demand Registration).

                   (b) Other Registrations.  If the Corporation has previously
                       -------------------
filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Corporation will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Securities Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least 90 days has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of
--------  -------
Registrable

Securities included in such previous Registration shall agree in writing, such period may be shortened by the Corporation but not to a period shorter than one month.

           12.2.6  Registration Expenses.  All expenses incurred in connection
                   ---------------------
with a registration, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel shall be paid by the Corporation, but excluding underwriting commissions and discounts applicable to Common Stock offered by the Holders, taxes and legal and other professional fees incurred by the Holders.

           12.2.7  Indemnification.
                   ---------------
                   (a) Indemnification by the Corporation.  The Corporation
                       ----------------------------------
agrees to indemnify and hold harmless each Holder (an "Indemnified Stockholder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments (A) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by any of the Holders or their affiliates for use therein or (B) with respect to any preliminary prospectus, result from the fact that any of the Holders or their respective affiliates sold shares of Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus as amended or supplemented, if the Corporation shall have previously furnished copies thereof to the Stockholders or their respective partners in accordance with this Agreement and the final prospectus, as amended or supplemented, would have corrected such untrue statement or omission.

     In case any action shall be brought against any of the Indemnified Stockholders based upon any Registration Statement or Prospectus, or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Corporation, such Indemnified Stockholder (or the Indemnified Stockholder controlled by such controlling person) shall promptly notify the Corporation in writing and the Corporation shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Stockholder and payment of all fees and expenses. Such Indemnified Stockholder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be paid by such Indemnified Stockholder, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Corporation, (ii) the Corporation shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Stockholder and the Corporation and such Indemnified Stockholder shall have been advised by such counsel that it would be inappropriate for the same counsel to represent the Indemnified Stockholder and the Corporation, it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Stockholders, which firm shall be designated in writing by the Indemnified Stockholders and that all such fees and expenses reasonably incurred shall be reimbursed as they are incurred. The Corporation shall not be liable for any settlement of any such action effected without the written consent of the Corporation, but if settled with the written consent of the Corporation, the Corporation agrees, to the fullest extent permitted by law, to indemnify and hold harmless any Indemnified Stockholder and any such controlling person from and against any amounts payable pursuant to such written consent in connection with such settlement. The Corporation shall not, without the prior written consent of such Indemnified Stockholder, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Stockholder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Stockholder, unless such settlement includes an unconditional release of such Indemnified Stockholder from all liability on claims that are the subject matter of such proceeding.

                   (b) Indemnification by Stockholders.  Each selling
                       -------------------------------
Stockholder agrees to indemnify and hold harmless the Corporation and its officers, directors, shareholders and Affiliates or, in each case other than an Indemnifying Party or an Affiliate thereof, any person controlling the Corporation within the meaning of Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), to the same extent as the foregoing indemnity from the Corporation to each of the selling Stockholders, but only with reference to information relating to such selling Stockholder that was furnished in writing by such selling Stockholder for use in any Registration Statement. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

           12.2.8  Rule 144.  The Corporation agrees that at all times after it
                   --------
has filed a Registration Statement pursuant to the requirement of the Securities Act relating to any class of equity securities of the Corporation, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Shares pursuant to Rule 144. Notwithstanding the foregoing, the Corporation may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

           12.2.9  Participation in Underwritten Registrations.  No Holder may
                   -------------------------------------------
participate in any underwritten Registration hereunder unless such Holder (a) agrees to sell its Shares of Common Stock on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select or approve the underwriter pursuant to subsections 12.2.2(c) or 12.2.3(d) above, and (b) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     Notwithstanding anything in the Act (including Section 17-305(b) of the
Act) or this Agreement to the contrary, to the fullest extent permitted by law, no General Partner shall have the right to keep confidential from Mobil, in its capacity as a Limited Partner of the Partnership, any confidential information concerning the Partnership; provided, that, Mobil maintains the confidentiality
                            --------  ----
thereof.

     13.1    Financial Reports.  As soon as practicable after the end of
             -----------------
each Fiscal Year, and after the end of each fiscal quarter, the Board of Directors shall cause to be furnished to each Partner a financial report regarding the Partnership's financial position, which shall include a balance sheet, income statement and cash flow statement and such other or further data deemed appropriate by the Board of Directors. Such report as of the end of each Fiscal Year shall be audited.

     13.2    Binding Effect.  Except as otherwise provided in this
             --------------
Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     13.3    Severability.  Every provision of this Agreement is intended
             ------------
to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     13.4    Governing Law.  The laws of the State of Delaware (without
             -------------
regard to conflict of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     13.5    Not for Benefit of Creditors.  The provisions of this
             ----------------------------
Agreement are intended only for the regulation of relations among Partners and between Partners and former or prospective Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

     13.6    Counterpart Execution.  This Agreement may be executed in any
             ---------------------
number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     13.7    Sole and Absolute Discretion.  Whenever in this Agreement an
             ----------------------------
Indemnified Person is permitted or required to make a decision (i) in its "sole discretion" or "discretion", or under a similar grant of authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its good faith or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.

     13.8    FIRPTA.  At least sixty (60) days prior to the date the
             ------
Partnership would be required, if it were a corporation, pursuant to Regulations
Section 1.897-2(c) to determine (a "Determination Date") whether it was a "United States real property holding corporation" as defined in Code Section 897(c)(2) and Regulations Section 1.897-2, the Executive Committee shall determine whether the Partnership would, if it were a corporation, be considered a United States real property holding corporation. Any costs of such determination shall be borne by the Partnership as may reasonably be determined by the Executive Committee. If the Executive Committee determines that the estimated fair market value of the United States real property held by the Partnership relative to the fair market value of the assets listed in Regulations Section 1.897-2(i), (ii) and (iii) result in the Partnership, if it was a corporation, being characterized as a United States real property holding corporation, the Executive Committee, by unanimous vote, which vote shall not be unreasonably withheld shall take such actions, as may be required to avoid such characterization before the next occurring Determination Date. In the event the Executive Committee does not unanimously agree to any such action, at least thirty (30) days prior to the Determination Date the Chartwell Partners shall have the right to Transfer all or a portion of their Partnership Interests to an Affiliate or Affiliates; provided, that, if any such Transferor's Transfer would
                         --------  ----
have a material adverse effect on any Partner, such Transfer would require the consent of the Partner so affected, which consent will not be unreasonably withheld. The Executive Committee shall continuously monitor whether the Partnership, if it was a corporation, would be characterized as United States real property holding corporation and shall, consistent with the Purpose of the Partnership, use commercially reasonable efforts to avoid such characterizations.

           13.9    Certificates.  Partnership Interests may, at the discretion
                   ------------
of the Board of Directors, be evidenced by certificates or other written instruments evidencing the same.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Limited Partnership Agreement to be duly executed as of the date first above written.

                                    PETRO, INC., a
                                      Texas corporation

                                    By: /s/ JAMES A. CARDWELL
                                       -----------------------------
                                    Name:   James A. Cardwell, Sr.
                                    Title:  President


MARTHA E. CARDWELL                  /s/ JAMES A. CARDWELL
----------------------------        --------------------------------
[WIFE]                              James A. Cardwell, Sr.,
                                      Individually


                                    PETRO HOLDINGS GP CORP., a
                                      Delaware corporation

                                    By: /s/ TODD R. BERMAN
                                       ----------------------------
                                    Name:   Todd R. Berman
                                    Title:  President


                                    PETRO HOLDINGS LP CORP.,
                                      a Delaware corporation

                                    By: /s/ TODD R. BERMAN
                                       ----------------------------
                                    Name:   Todd R. Berman
                                    Title:  President


                                    JAJCO II, Inc., a Delaware
                                      corporation

                                    By: /s/ JAMES A. CARDWELL, JR.
                                       ----------------------------
                                    Name:   James A. Cardwell, Jr.
                                    Title:  President


JULIE A. CARDWELL                   /s/ JAMES A. CARDWELL, JR.
-----------------------------       -------------------------------
[WIFE]                              James A. Cardwell, Jr.,
                                      Individually

                                    MOBIL LONG HAUL INC.,
                                      a Delaware corporation


                                    By: /s/ MARK A. SKOLNIK
                                       ----------------------------
                                    Name:   Mark A. Skolnik
                                    Title:  President


                                    KIRSCHNER INVESTMENTS, a
                                      Pennsylvania general
                                      partnership



                                    By: /s/ MICHAEL S. KIRSCHNER
                                       ----------------------------
                                       Michael S. Kirschner, a
                                         general partner



                                    By: /s/ FREDERICK M. KIRSCHNER
                                       ----------------------------
                                       Frederick M. Kirschner, a
                                         general partner

                    ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE
                    --------------------------------------



        The undersigned Spouse of James A. Cardwell, Sr.,a Partner who is a party to the Third Amended and Restated Limited Partnership Agreement dated as of January 30, 1997 (the "Partnership Agreement") of Petro Stopping Centers, L.P., a Delaware limited partnership, does hereby acknowledge and agree that she:

        1. Has read the foregoing Partnership Agreement;

        2. Has been informed of and is familiar with the background of and the reasons for the provisions of the Partnership Agreement, including without limitation all of the option and transfer provisions described in Articles 9 and 12, whether or not such undersigned spouse holds a community property or other spousal interest under any law;

        3. Hereby consents to the terms and conditions of the foregoing Agreement, including without limitation all of the option and transfer provisions described in Articles 9 and 12, whether or not much undersigned spouse holds a community property or other spousal interest under any local law;

        4. Hereby agrees to be bound by any option which may arise upon the occurrence with respect to his or her spouse, of any of the events set forth in said Partnership Agreement and to cooperate fully and take all such action as may be necessary to facilitate the exercise of any such option in accordance with the Partnership Agreement, as it may be amended from time to time.


                                                  /s/ Martha E. Cardwell
                                                  ______________________________
                                                      Martha E. Cardwell

                    ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE
                    --------------------------------------


        The undersigned Spouse of J.A. Cardwell, Jr., a Partner who is a party to the Third Amended and Restated Limited Partnership Agreement dated as of January 30, 1997 (the Partnership Agreement") of Petro Stopping Centers, L.P., a Delaware limited partnership, does hereby acknowledge and agree that she:

        1. Has read the foregoing Partnership Agreement;

        2. Has been informed and is familiar with the background of and the reasons for the provisions of the Partnership Agreement, including without limitation all of the option and transfer provisions described in Articles 9 and 12, whether or not such undersigned spouse holds a community property or other spousal interest under any law;


        3. Hereby consents to the terms and conditions of the foregoing Agreement, including without limitation all of the option and transfer provisions described in Articles 9 and 12, whether or not such undersigned spouse holds a community property or other spousal interest under any local law;

        4. Hereby agrees to be bound by any option which may arise upon the occurrence with respect to his or her spouse, of any of the events set forth in said Partnership Agreement and to cooperate fully and take all such action as may be necessary to facilitate the exercise of any such option in accordance with the Partnership Agreement, as it may be amended from time to time; and

        5. Hereby agrees that as evidenced by the terms of the Second Addendum to Post-Marital Agreement relating to JAJCO, II, Inc. and originally dated April 27, 1992, the undersigned spouse holds no community property or other spousal interest in Petro Stopping Centers, L.P.



                                                  /s/ Julie Ann Cardwell
                                                  ----------------------
                                                     Julie Ann Cardwell